UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Rush Enterprises
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 IH 35 South
New Braunfels, TEXAS 78130

April 16, 2007

Dear Shareholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2007 Annual Meeting of Shareholders of Rush Enterprises, Inc.  The Annual Meeting will be held on Tuesday, May 22, 2007, at 10:00 a.m., local time, at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205.  The formal Notice of Annual Meeting of Shareholders is set forth in the enclosed materials.

The matters that we expect to act upon at the meeting are described in the attached proxy statement.  Following the meeting, shareholders will have the opportunity to ask questions and comment on our operations.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting.  Please sign and return the enclosed proxy card promptly.

We appreciate your investment in Rush Enterprises, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

W. Marvin Rush
Chairman

RUSH ENTERPRISES, INC.

Notice of Annual Meeting of Shareholders

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rush Enterprises, Inc. (the “Company”) will be held on Tuesday, May 22, 2007, at 10:00 a.m., local time, at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205, for the following purposes:

•                                          to elect six directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified;

•                                          to approve the adoption of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan;

•                                          to ratify the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•                                          to consider and act upon any other matter that may properly come before the meeting or any adjournments or postponements thereof, although the Board of Directors is presently unaware of any other business that may be presented for a vote of the shareholders at the Annual Meeting.

Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice of Annual Meeting of Shareholders.

The Board of Directors fixed the close of business on April 6, 2007, as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting.  The Company will maintain a list of shareholders entitled to vote at the Annual Meeting at the Company’s principal executive offices during ordinary business hours for ten days prior to the Annual Meeting.  Any shareholder may examine the list for any purpose relevant to the Annual Meeting during the ten-day period.  The list will also be available for examination throughout the duration of the Annual Meeting.

By Order of the Board of Directors,

W. MARVIN RUSH

Chairman

San Antonio, Texas

April 16, 2007

IMPORTANT

You are cordially invited to attend the Annual Meeting in person.  Even if you plan to be present, please mark, sign, date and return the enclosed proxy at your earliest convenience in the envelope provided, which requires no postage if mailed in the United States.

RUSH ENTERPRISES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To be held on May 22, 2007

General Information

This proxy statement and the accompanying proxy card are furnished to the shareholders of Rush Enterprises, Inc., a Texas corporation (the “Company”), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on May 22, 2007, at 10:00 a.m., local time, at the Plaza Club, which is located on the 21st floor of the Frost National Bank Building, 100 West Houston Street, San Antonio, Texas 78205, and at any adjournments or postponements thereof, for the purposes set forth in the preceding Notice of Annual Meeting of Shareholders.

The securities of the Company entitled to vote at the Annual Meeting consist of shares of Class A common stock, $.01 par value per share (the “Class A Common Stock”), and shares of Class B common stock, $.01 par value per share (the “Class B Common Stock”).  The Class A Common Stock and the Class B Common Stock are sometimes collectively referred to in this proxy statement as the “Common Stock.”  At the close of business on April 6, 2007 (the “Record Date”), there were outstanding and entitled to vote 17,144,881 shares of Class A Common Stock and 8,092,992 shares of Class B Common Stock.  The holders of record of Class B Common Stock on the Record Date will be entitled to one vote per share, and the holders of record of Class A Common Stock will be entitled to 1/20th of one vote per share.  The Company’s Articles of Incorporation do not permit cumulative voting in the election of directors.

The Company’s Annual Report for the year ended December 31, 2006 is also being furnished with this proxy statement.  This proxy statement and the related proxy card are being mailed to the holders of our Common Stock on the Record Date on or about April 25, 2007.  The Annual Report does not constitute a part of the proxy materials.

Voting and Proxy Procedures

Properly executed proxies received in time for the Annual Meeting will be voted in the manner directed therein.  If your proxy card is signed and returned without specifying choices, the shares represented by the proxy card will be voted “for” the election of the six nominees for director named herein, “for” approval of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan (the “2007 Long-Term Incentive Plan”) and “for” ratification of the appointment of Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.  Management of the Company does not know of any other matters that may be brought before the Annual Meeting.  However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy card as proxy holders, Steven L. Keller and Martin A. Naegelin, Jr., will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

If the enclosed proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary of the Company at the Company’s executive offices at any time before the enclosed proxy card is exercised.  Shareholders attending the Annual Meeting may revoke their prior proxies and vote in person.  The Company’s executive offices are located at 555 IH 35 South, Suite 500, New Braunfels, Texas 78130, and the Company’s mailing address is P.O. Box 34630, San Antonio, Texas 78265-4630.

The holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.  Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to a particular proposal and “broker non-votes” will be counted as present for purposes of determining a quorum.  A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares.

A plurality of the votes cast at the Annual Meeting is required for the election of directors. Accordingly, the six director nominees receiving the highest number of votes will be elected.  Abstentions and broker non-votes will not be treated as votes cast and, therefore, will not have any effect on the outcome of the election of directors.

The vote of the holders of a majority of the aggregate voting power represented by the shares of Class A Common Stock and Class B Common Stock, taken together, entitled to vote and present in person or represented by proxy at the Annual Meeting, is required for (i) the approval of the 2007 Long-Term Incentive Plan, (ii) the ratification of the appointment of Ernst & Young LLP and (iii) any other matters that may properly come before the Annual Meeting or any adjournments or postponements thereof.  Abstentions will have the same effect as votes against the proposals to approve the 2007 Long-Term Incentive Plan and to ratify the appointment of Ernst & Young LLP.  Broker non-votes will not be treated as votes for or against these proposals and, therefore, will not have any effect on the outcome of these proposals.

The Company will pay the cost of solicitation of proxies.  In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, facsimile and other electronic means.  Upon request, the Company will reimburse brokers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the Annual Meeting to the beneficial owners of our Common Stock.

PRINCIPAL SHAREHOLDERS

The table below sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 15, 2007 by:

•                                          each person or entity known by us to beneficially own five percent (5%) or more of either class of Common Stock;

•                                          each director, director nominee and named executive officer; and

•                                          all of our directors and executive officers as a group.

Unless otherwise stated, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by them as set forth opposite their name. Beneficial ownership of our Common Stock has been determined in accordance with the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).  The percentage of total voting power is based on 1/20th of one vote for each share of Class A Common Stock and one vote for each share of Class B Common Stock owned by each person.

Beneficial Ownership

	Class A Common Stock		Class B Common Stock
Name and Address(1)	Shares	% of Class	Shares	% of Class	% Total Voting Power(2)

W. Marvin Rush(3)	15,565	*	2,776,614	33.5	30.3
Munder Capital Management(4)	—	*	1,296,484	15.7	14.2
Wasatch Advisors, Inc.(5)	—	*	520,946	6.3	5.7
Lord, Abbett & Co. LLC(6)	3,060,593	17.3	—	*	*
Barclays Global Investors, NA(7)	1,452,157	8.2	—	*	*
Dimensional Fund Advisors LP(8)	1,411,249	8.0	—	*	*
John D. Rock(9)	40,000	*	10,000	*	*
Ronald J. Krause(10)	60,000	*	30,000	*	*
Harold D. Marshall(11)	80,000	*	—	*	*
Thomas A. Akin(12)	41,000	*	—	*	*
W.M. “Rusty” Rush(13)	26,358	*	40,194	*	*
Daryl J. Gorup(14)	31,478	*	9,606	*	*
David C. Orf(15)	14,210	*	3,002	*	*
Martin A. Naegelin, Jr.(16)	13,334	*	4,334	*	*
All executive officers and directors as a group (fourteen persons, including the executive officers and directors listed above)	336,575	1.9	2,876,665	34.8	31.6

*              Represents less than 1% of the issued and outstanding shares of common stock or total voting power.

(1)                                  Except as otherwise noted, the address of the named beneficial owner is 555 IH 35 South, Suite 500, New Braunfels, Texas 78130.

(2)                                  Based on a total of 17,091,157 shares of Class A Common Stock and 8,075,616 shares of Class B Common Stock issued and outstanding on March 15, 2007, plus vested options issued under the Company’s Amended and Restated 1997 Non-Employee Director Stock Option Plan (the “1997 Non-Employee Director Stock Option Plan”), vested options and options that will vest within 60 days of March 15, 2007 issued under the Rush Enterprises, Inc. Long-Term Incentive Plan (the “1996 Long-Term Incentive Plan”), and vested options that are issued outside of any Company plan.

(3)                                  Includes 1,833 shares of Class A Common Stock and 2,001,833 shares of Class B Common Stock held by 3MR Partners, L.P., of which W. Marvin Rush is the general partner, and 13,732 shares of Class A Common Stock and 38,231 shares of Class B Common Stock issuable upon the exercise of options granted to W. Marvin Rush pursuant to the 1996 Long-Term Incentive Plan.  W. Marvin Rush is the beneficial owner of the shares held by 3MR Partners, L.P.

(4)                                  Munder Capital Management has (i) sole voting power of 1,286,934 shares of Class B Common Stock, and (ii) sole dispositive power of 1,296,484 shares of Class B Common Stock.  The address of Munder Capital Management is 480 Pierce Street, Birmingham, Michigan 48009.  This information is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2007.  Munder Capital Management is not affiliated with the Company or any member of the Company’s management.  The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Munder Capital Management.

(5)                                  Wasatch Advisors, Inc. has (i) sole voting power of 520,946 shares of Class B Common Stock, and (ii) sole dispositive power of 520,946 shares of Class B Common Stock.  The address of Wasatch Advisors, Inc. is 150 Social Hall Avenue, Salt Lake City, Utah 84111.  This information is based solely on information contained in Schedule 13G filed with the SEC on February 15, 2007.  Wasatch Advisors, Inc. is not affiliated with the Company or any member of the Company’s management.  The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Wasatch Advisors, Inc.

(6)                                  Lord, Abbett & Co. LLC has (i) sole voting power of 2,747,193 shares of Class A Common Stock, and (ii) sole dispositive power of 3,060,593 shares of Class A Common Stock. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey 07302.  This information is based solely on information contained in Schedule 13G filed with the SEC on February 14, 2007.  Lord, Abbett & Co. LLC is not affiliated with the Company or any member of the Company’s management.  The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Lord, Abbett & Co. LLC.

(7)                                  Barclays Global Investors, NA has (i) sole voting power of 1,354,689 shares of Class A Common Stock, and (ii) sole dispositive power of 1,452,157 shares of Class A Common Stock.  The address of Barclays Global Investors, NA is 45 Fremont Street, San Francisco, California 94105.  This information is based solely on information contained in Schedule 13G filed with the SEC on January 23, 2007.  Barclays Global Investors, NA is not affiliated with the Company or any member of the Company’s management.  The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Barclays Global Investors, NA.

(8)                                  Dimensional Fund Advisors LP has (i) sole voting power of 1,411,249 shares of Class A Common Stock, and (ii) sole dispositive power of 1,411,249 shares of Class A Common Stock. The address of Dimensional Fund Advisors LP is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.  This information is based solely on information contained in Schedule 13G filed with the SEC on February 2, 2007. Dimensional Fund Advisors LP is not affiliated with the Company or any member of the Company’s management.  The Company does not know what natural person or public company has the ultimate voting or investment control over the shares held by Dimensional Fund Advisors LP.

(9)                                  Includes 40,000 shares of Class A Common Stock to be issued upon the exercise of options granted pursuant to the 1997 Non-Employee Director Stock Option Plan.

(10)                            Includes 60,000 shares of Class A Common Stock and 10,000 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the 1997 Non-Employee Director Stock Option Plan and 20,000 shares of Class B Common Stock to be issued upon the exercise of options granted outside of any Company plan.

(11)                            Includes 80,000 shares of Class A Common Stock to be issued upon the exercise of options granted pursuant to the 1997 Non-Employee Director Stock Option Plan.

(12)                            Includes 40,000 shares of Class A Common Stock to be issued upon the exercise of options granted pursuant to the 1997 Non-Employee Director Stock Option Plan.

(13)                            Includes 24,317 shares of Class A Common Stock and 38,153 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the 1996 Long-Term Incentive Plan.

(14)                            Includes 25,834 shares of Class A Common Stock and 8,334 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the 1996 Long-Term Incentive Plan.

(15)                            Includes 13,502 shares of Class A Common Stock and 3,002 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the 1996 Long-Term Incentive Plan.

(16)                            Includes 11,334 shares of Class A Common Stock and 2,334 shares of Class B Common Stock to be issued upon the exercise of options granted pursuant to the 1996 Long-Term Incentive Plan.

MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1: ELECTION OF DIRECTORS

The Company’s Board of Directors currently consists of six directors, one of whom serves as our Chairman, one of whom serves as our President and Chief Executive Officer, and four of whom the Board of Directors has determined to be independent in accordance with the listing standards of the NASDAQ® Global Select Market.  Applying these independence standards, the Board of Directors has determined that Messrs. Krause, Rock, Marshall and Akin are all independent directors.  After due consideration, the Board of Directors has determined that none of these directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and they all meet the criteria for independence under the listing standards of the NASDAQ® Global Select Market.  In particular, the Board of Directors considered Mr. Krause’s, Mr. Rock’s, Mr. Marshall’s and Mr. Akin’s interest in the business transactions between the Company and Texstar National Bank described below under “Certain Relationships and Related Transactions.”

Six directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting to serve for a one-year term or until their successors are elected or their earlier resignation or removal.  All of the nominees named below are current directors of the Company.  All nominees have consented to be named and have indicated their intent to serve if elected.

Name	Age	Positions and Offices with the Company	Served as a Director Since

W. Marvin Rush	68	Chairman and Director	1965

W.M. “Rusty” Rush	48	President, Chief Executive Officer and Director	1996

Ronald J. Krause	79	Director	1996

John D. Rock	71	Director	1997

Harold D. Marshall	71	Director	1999

Thomas A. Akin	52	Director	2004

Biographical information on the nominees is set forth below under “Further Information — Board of Directors, Executive Officers and Nominees for Board of Directors.”

Management of the Company does not contemplate that any of the director nominees will become unavailable to serve, but if that occurs before the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted “for” another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE DIRECTOR NOMINEES.

Committees of the Board of Directors

The business of the Company is managed under the direction of its Board of Directors.  The Audit Committee, the Compensation Committee, and the Nominating and Governance Committee are the three standing committees of the Board of Directors.  The charters for the three standing Board committees are available at the “Investor Relations – Corporate Governance” section of the Company’s website.

Audit Committee

In 2006, the Company’s Audit Committee consisted of the following directors: Thomas A. Akin, Chairperson of the Audit Committee, Ronald J. Krause and Harold D. Marshall.  The Board of Directors has determined that each member of the Audit Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market and applicable SEC rules and regulations.  The Board of Directors has also determined that each member of the Audit Committee is financially literate and that Mr. Thomas A. Akin has the attributes of an “Audit Committee Financial Expert,” as defined in the applicable SEC regulations.  The Audit Committee met four times during 2006.

As set forth in more detail in the Audit Committee charter, the Audit Committee’s purpose is to assist the Board of Directors in its oversight responsibilities related to the quality and integrity of the Company’s accounting, auditing and financial reporting practices.  The specific responsibilities of the Audit Committee include:

•                                          reviewing and discussing with management and the Company’s independent registered public accounting firm the annual and quarterly financial statements of the Company, including the Company’s disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations therein;

•                                          appointing, compensating, overseeing and terminating the Company’s independent registered public accounting firm;

•                                          approving all audit and non-audit services to be provided by the independent registered public accounting firm;

•                                          reviewing the integrity of the Company’s external financial reporting processes and internal controls over financial reporting;

•                                          reviewing and approving all related-person transactions (as defined by the SEC) as required by the SEC and the NASDAQ® Global Select Market, and periodically reassessing these transactions to ensure their continued appropriateness;

•                                          discussing with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;

•                                          reviewing periodically with the Chief Compliance Officer legal matters that may have a material impact on the Company’s financial statements, the Company’s compliance with applicable rules and regulations, and any material reports or inquiries received from regulators or governmental agencies;

•                                          preparing the Audit Committee Report for inclusion in the Company’s annual proxy statements; and

•                                          complying with all other responsibilities and duties set forth in the Audit Committee charter.

For more information regarding the Audit Committee, please refer to the Audit Committee Report contained in this proxy statement.

Compensation Committee

In 2006, the Company’s Compensation Committee consisted of the following directors: Harold D. Marshall, Chairperson of the Compensation Committee, Ronald J. Krause, John D. Rock and Thomas A. Akin.  The Board of Directors has determined that each member of the Compensation Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market.  The Compensation Committee met four times during 2006.

The specific responsibilities of the Compensation Committee include:

•                                          administering the Company’s compensation philosophy and programs and reviewing and modifying such philosophy and programs, as necessary;

•                                          reviewing and approving all compensation for the Company’s directors and executive officers, including the Company’s Chief Executive Officer, and supervising all bonus and equity-based compensation awards to all Company employees;

•                                          supervising the administration of the Company’s incentive compensation and equity-based plans;

•                                          overseeing, reviewing and discussing with management the preparation of the Compensation Discussion and Analysis for inclusion in the Company’s proxy statement;

•                                          preparing the Compensation Committee Report for inclusion in the Company’s proxy statement; and

•                                          complying with all other responsibilities and duties set forth in the Compensation Committee charter.

The Compensation Committee may establish subcommittees of one or more members, and delegate its authority and responsibilities to such subcommittees, when appropriate and in accordance with applicable rules and regulations.  The Compensation Committee may also engage compensation consultants and other advisors, from time to time, to advise the Compensation Committee on executive compensation practices and policies or any other matters within the scope of its charter.

Nominating and Governance Committee

In 2006, the Company’s Nominating and Governance Committee consisted of the following directors: John D. Rock, Chairperson of the Nominating and Governance Committee, Ronald J. Krause and Harold D. Marshall.  The Board of Directors has determined that each member of the Nominating and Governance Committee is independent, as defined by the listing standards of the NASDAQ® Global Select Market.  The Nominating and Governance Committee met four times during 2006.

The specific responsibilities of the Nominating and Governance Committee include:

•                                          identifying individuals believed to be qualified to become members of the Board of Directors and recommending qualified individuals to the Board of Directors to stand for election as directors;

•                                          recommending individuals to fill vacancies in the Board of Directors;

•                                          identifying and recommending directors qualified to fill vacancies on any committee of the Board of Directors;

•                                          making recommendations to the Board of Directors from time to time regarding changes to the size of the Board of Directors or any committee thereof;

•                                          developing, reviewing and periodically reviewing and reassessing the adequacy of corporate governance guidelines for the Company;

•                                          assessing annually the performance of the Board of Directors and receiving comments from all directors related to such annual performance review;

•                                          developing succession planning policies and principles for the Company’s Chief Executive Officer; and

•                                          complying with all other responsibilities and duties set forth in the Nominating and Governance Committee charter.

Communications with Directors

The Board of Directors welcomes input and suggestions from shareholders and other interested parties by mail or through the Company’s Ethics and Compliance Hotline at (877) 888-0002.  Interested parties may direct their input or suggestions to specific directors, Board committees, or all of the members of the Board of Directors.

To communicate to the Audit Committee issues or complaints regarding questionable accounting, internal accounting controls or auditing matters, you may anonymously and, to the extent allowed by law, confidentially contact the Audit Committee by calling the Company’s Ethics and Compliance Hotline at the number above.

Code of Conduct for Employees and Directors

The Company has adopted a Code of Conduct that applies to all Company officers, directors and employees.  The Code of Conduct is available at the “Investor Relations — Corporate Governance” section of the Company’s website.

Code of Ethics for Senior Financial Officers

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Controller and other employees performing similar functions, including the principal accounting officer.  Only the Board of Directors (or the Audit Committee or other appropriate committee thereof) can amend or grant waivers from the provisions of the Code of Ethics for Senior Financial Officers, and any such amendments or waivers will be promptly posted on the Company’s website, or otherwise disclosed as required by applicable laws, rules or regulations. The Code of Ethics for Senior Financial Officers is available at the “Investor Relations — Corporate Governance” section of the Company’s website.  The Company will provide a copy of its Code of Ethics for Senior Financial Officers to any person, without charge, upon written request to Rush Enterprises, Inc., 555 IH 35 South, New Braunfels, Texas 78130, Attention: Chief Compliance Officer.

Shareholder Nominations of Candidates for Director

Any shareholder wishing to recommend a candidate for consideration as a director nominee must submit the recommendation in writing not later than the close of business on the 90th day, and not earlier than the close of business on the 120th day, prior to the first anniversary of the date on which the Company first mailed its proxy statement for the immediately preceding year’s Annual Meeting of Shareholders to Rush Enterprises, Inc. – Nominating and Governance Committee, 555 IH 35 South, New Braunfels, Texas 78130.  Therefore, to submit a candidate for consideration as a director nominee for the 2008 Annual Meeting of Shareholders, a shareholder must submit a written recommendation of the nominee no earlier than December 27, 2007, and no later than January 28, 2008.  The written recommendation must contain the following information:

•                                          the name and address of the shareholder making the nomination and the name and address of the person or persons to be nominated;

•                                          the number of shares of Class A Common Stock and Class B Common Stock that the shareholder owns and is entitled to vote at the annual meeting;

•                                          a description of all arrangements or understandings (if any) between the shareholder and each nominee, or other person (naming such person) by or under which the nominations are to be made;

•                                          information about each nominee that would be required to be included in a proxy statement filed under the current rules and regulations of the SEC; and

•                                          the consent of each nominee to serve as a director of the Company if elected.

The Nominating and Governance Committee will consider all candidates recommended by shareholders who comply with the foregoing procedures.  The Nominating and Governance Committee, in its sole discretion, will determine whether the candidates recommended by shareholders are qualified to become a member of the Company’s Board of Directors.  Candidates recommended by shareholders are evaluated on the same basis as candidates recommended by the Company’s directors, Chairman, Chief Executive Officer, other executive officers, third-party search firms and other sources.

Minimum Qualifications for Director Nominees and Board Member Attributes

Persons considered for Board positions should, at a minimum, possess the highest personal and professional ethics, integrity and values and be committed to representing the long-term interests of the Company’s shareholders.  To comply with regulatory requirements, a majority of the Board members must qualify as independent members under the listing standards of the NASDAQ® Global Select Market, and one or more members of the Company’s Audit Committee must qualify as an “Audit Committee Financial Expert” as such term is defined by applicable regulations of the SEC.

Identification and Evaluation of Director Candidates

The Nominating and Governance Committee strives to identify future potential directors sufficiently in advance so that the Nominating and Governance Committee can provide both the candidates and the Company the opportunity to evaluate one another and potential Board service over a period of time.  With respect to potential Board candidates identified by management, individual directors, shareholders or others, the Nominating and Governance Committee makes a preliminary review of the candidate’s background, career experience and qualifications based on publicly available information or information provided by the person who identifies the candidate.  If a consensus is reached by the Nominating and Governance Committee that a particular candidate would likely contribute positively to the Board of Directors’ mix of skills and experiences, and a Board vacancy exists or is likely to occur in the foreseeable short term, the candidate is contacted to confirm his or her interest and willingness to serve.  The Nominating and Governance Committee conducts in-person interviews and may invite other Board members or senior Company officers or managers to interview the candidate to assess his or her overall qualifications.  In the context of the current composition and needs of the Board of Directors and its committees, the Nominating and Governance Committee considers factors such as independence, judgment, skill, diversity, experience with businesses and other organizations of comparable size, experience as an officer of a publicly traded company, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board of Directors and any committees thereof.

At the conclusion of this process, the Nominating and Governance Committee reaches a conclusion and reports the results of its review to the full Board of Directors.  The report includes a recommendation whether the candidate should be nominated for election to the Board of Directors.  This procedure is the same for all candidates, including director candidates identified by shareholders.

Policies Affecting Members of the Board of Directors

Members of the Company’s Board of Directors are prohibited from serving on the board of directors of more than four public companies.  Additionally, if a member of the Board of Directors changes jobs, he is required to submit a letter of resignation to the Chairman of the Board.  Upon submission of the letter of resignation, the remaining members of the Board of Directors shall consider whether or not to accept such director’s resignation based upon the circumstances surrounding such director’s job change.

Meetings of the Board of Directors

During 2006, the Board of Directors met nine times.  Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of which he was a member.  The Board of Directors regularly schedules a Board meeting to occur the day of the Annual Meeting of Shareholders.  Although the Company has no formal policy on director attendance at Annual Meetings of Shareholders, this scheduling facilitates their attendance.  All of the directors attended the Company’s 2006 Annual Meeting of Shareholders and are expected to attend the 2007 Annual Meeting of Shareholders.

The non-management directors hold executive sessions at least two times per year following regularly scheduled Board meetings.  Mr. Marshall generally presides over these executive sessions.

Director Compensation

The Company’s non-employee director compensation structure, described in more detail below, consists of (i) cash compensation in the form of annual retainer and meeting fees, (ii) equity compensation in the form of stock options and (iii) use of a Company-owned vehicle.

Annual Retainer and Meeting Fees

The new annual retainer and meeting fee amounts were effective for the Company’s 2006 fiscal year.  The annual retainer and meeting fees are as follows:

•                                          each non-employee director receives an annual cash retainer of $25,000 for service on the Board of Directors;

•                                          the Chairperson of the Compensation Committee and the Chairperson of the Nominating and Governance Committee each receive an additional annual cash retainer of $5,000.  The Chairperson of the Audit Committee receives an additional annual cash retainer of $10,000; and

•                                          each non-employee director also receives a fee of $1,500 for attendance at each meeting of the full Board of Directors and an additional $1,500 for attendance at each meeting of the Audit Committee, the Nominating and Governance Committee, and the Compensation Committee.

Stock Options

Each non-employee director who is elected or reelected as a director of the Company at an Annual Meeting of Shareholders or appointed by the Board of Directors to serve as a director will be granted stock options to purchase 20,000 shares of the Company’s Class A Common Stock on the date of such election, reelection or appointment.  Option awards granted to non-employee directors upon their reelection at the 2006 Annual Meeting of Shareholders were granted under the 1997 Non-Employee Director Stock Option Plan.  The Company’s shareholders approved the 2006 Non-Employee Director Stock Option Plan at the 2006 Annual Meeting of Shareholders and, therefore, all future option awards to non-employee directors will be made under the 2006 Non-Employee Director Stock Option Plan.  The stock options have an exercise price equal to the fair market value of the Class A Common Stock on the date of the Annual Meeting of Shareholders or appointment by the Board of Directors, as the case may be, and are fully vested on the date of grant.

Company Vehicle

Each non-employee director is granted use of a vehicle that is owned and insured by the Company.  The vehicle may be a Cadillac Escalade or other vehicle of equal or lesser price.

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

W. Marvin Rush(3)	—	—	—	—

W.M. “Rusty” Rush(3)	—	—	—	—

Ronald J. Krause	56,500	136,400	14,979	207,879

John D. Rock	55,500	136,400	13,394	205,294

Harold D. Marshall	61,500	136,400	15,933	213,833

Thomas A. Akin	59,000	136,400	10,675	206,075

(1)                                  The amounts reflect Class A stock options granted during 2006 under the 1997 Non-Employee Director Stock Option Plan.  The amounts listed are equal to the compensation cost recognized during 2006 for financial statement purposes in accordance with Statement of Financial Accounting Standards No. 123R (“FAS 123R”), except no assumptions for forfeitures were included.  Since stock options granted to our non-employee directors vest immediately, this amount also equals the grant date fair value of stock options granted in 2006, computed in accordance with FAS 123R.  Additional information related to the calculation of the compensation cost is set forth in Notes 2 and 13 of the Notes to Consolidated and Combined Financial Statements of our 2006 Annual Report on Form 10-K.  As of December 31, 2006, Mr. Krause held 60,000 Class A options and 30,000 Class B options, Mr. Rock held 40,000 Class A options, Mr. Marshall held 80,000 Class A options and Mr. Akin held 40,000 Class A options.

(2)                                  The amounts reflect the incremental cost of personal use of a Company-owned vehicle, which is equal to the depreciation expense recognized by the Company for the vehicle in 2006.  Additionally, our non-employee directors received automobile insurance under the Company’s fleet insurance policy during 2006.  Because the Company did not incur any incremental costs in providing the insurance, no value is attributed to the non-employee directors for this perquisite in the table.

(3)                                  Only non-employee directors are eligible to receive compensation for their service as a director of the Company.  Accordingly, W. Marvin Rush, the Company’s Chairman, and W.M. “Rusty” Rush, the Company’s Chief Executive Officer, are not entitled to any director compensation.  See the 2006 Summary Compensation Table for a discussion of W. Marvin Rush’s and W.M. “Rusty” Rush’s 2006 compensation.

PROPOSAL 2: APPROVAL OF THE

RUSH ENTERPRISES, INC. 2007 LONG-TERM TERM INCENTIVE PLAN

Background

The Board of Directors has approved and adopted the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan, subject to shareholder approval.  The 2007 Long-Term Incentive Plan will become effective on the date it is approved by the Company’s shareholders at the 2007 Annual Meeting of Shareholders.  If approved by the shareholders, the 2007 Long-Term Incentive Plan will modernize and replace our existing equity plan, the 1996 Long-Term Incentive Plan, under which no further awards will be made.

The 2007 Long-Term Incentive Plan is a broad-based incentive plan that provides for granting stock options, stock appreciation rights, restricted stock units, restricted stock, performance shares, performance units, cash incentive and other awards.  The Board of Directors believes that the Company’s success and long-term progress are dependent upon attracting and retaining its officers, employees and consultants, and aligning the interests of such individuals with those of the Company’s shareholders.  The 2007 Long-Term Incentive Plan gives the Compensation Committee maximum flexibility to use various forms of incentive awards as part of the Company’s overall compensation program.

The Board of Directors has determined that it is in the best interest of the Company and its shareholders to maximize the tax deductibility of performance-based cash and stock awards payable under the 2007 Long-Term Incentive Plan.  Accordingly, the Company has structured the 2007 Long-Term Incentive Plan in a manner that payments made under it can satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code.

The closing sale price of the Company’s Class A and Class B Common Stock on the NASDAQ® Global Select Market on March 30, 2007 were $19.21 and $18.11, respectively.

Key Features of the Plan

•                                          Limitation on shares requested.  The maximum number of shares as to which stock options and stock awards may be granted under the 2007 Long-Term Incentive Plan are 1,700,000 shares of Class A Common Stock and 300,000 shares of Class B Common Stock.  This represents 10.0% and 3.7% of our outstanding Class A and Class B Common Stock, respectively, as of December 31, 2006.

•                                          Limitation on term of stock option awards.  The term of each stock option will not exceed ten years.

•                                          No repricing or grant of discounted stock options.  The 2007 Long-Term Incentive Plan does not permit the repricing of stock options or stock appreciation rights either by amending an existing award agreement or by substituting a new award at a lower price.  The plan prohibits the granting of stock options or stock appreciation rights with an exercise price less than the fair market value of the Company’s respective class of Common Stock, as applicable, on the date of grant.

As a result of awards made since the end of the 2006 fiscal year, as of April 1, 2007, the Company had granted stock options and restricted stock for a total of 374,555 and 0 shares of the Class A and Class B Common Stock, respectively, under the 1996 Long-Term Incentive Plan, and there remained 196,439 and 361,594 shares of Class A and Class B Common Stock, respectively, available for future awards under the 1996 Long-Term Incentive Plan.  If the 2007 Long-Term Incentive Plan is approved by our shareholders at the Annual Meeting, no future awards will be granted under the 1996 Long-Term Incentive Plan.

Plan Summary

The principal features of the 2007 Long-Term Incentive Plan are summarized below.  This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the 2007 Long-Term Incentive Plan attached as Appendix A to this proxy statement.

General

The 2007 Long-Term Incentive Plan permits the grant to eligible participants of cash and equity-based incentive compensation opportunities, including stock options, restricted stock, restricted stock units, performance shares, performance units, and other awards such as stock appreciation rights (SARs) and cash incentive awards.

Duration of the Plan

Generally, the 2007 Long-Term Incentive Plan will be effective on the date that it is approved by our shareholders and terminates on the ten-year anniversary thereof.

Administration

The 2007 Long-Term Incentive Plan is administered by the Compensation Committee of our Board of Directors; however, the full Board of Directors may in its discretion make awards under the plan.  Subject to the terms of the plan, the Compensation Committee has authority to (i) select the individuals who may participate in the plan, (ii) prescribe the terms and conditions of each participant’s award and make amendments thereto, (iii) construe, interpret and apply the provisions of the plan and of any award made under the plan and (iv) take all other actions necessary to administer the plan.  The Compensation Committee may delegate certain of its responsibilities and authority to other persons, subject to applicable law.

Securities Covered by the Plan

Subject to adjustments as required or permitted by the plan, the Company may issue a total of 1,700,000 shares of its Class A Common Stock and 300,000 shares of its Class B Common Stock under the 2007 Long-Term Incentive Plan.  The following shares are not taken into account in applying these limitations: (i) shares covered by the unexercised portion of an option or SAR that terminates, expires, is canceled or is settled in cash, (ii) shares forfeited or repurchased under the plan, (iii) shares covered by awards that are forfeited, canceled, terminated or settled in cash, (iv) shares withheld in order to pay the exercise or purchase price under an award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an award, and (v) shares subject to SARs or a similar award but not actually delivered in connection with the exercise or settlement of the award.

Individual Award Limitations

The maximum aggregate number of shares that may be granted to any one participant in any one year under the 2007 Long-Term Incentive Plan is 100,000 with respect to stock options or SARs, 100,000 with respect to restricted stock or restricted stock units and 100,000 with respect to performance shares or performance units.  The aggregate amount of cash that may be received by any one participant in any one year with respect to cash performance awards is $5,000,000.

Eligibility

Awards may be made under the 2007 Long-Term Incentive Plan to any of the Company’s or its subsidiaries’ present or future officers, employees and consultants.  Currently, there are approximately 2,700 individuals eligible to participate in the plan.  For purposes of the plan, a subsidiary is any entity in which the Company has a direct or indirect ownership interest of at least 50% or in the sole discretion of the Compensation Committee, it determines that the entity is a subsidiary, notwithstanding that the Company has less than a 50% ownership interest in the entity.

Forms of Awards

Stock Options and SARs.  The Company may grant stock options that qualify as “incentive stock options” (“ISOs”) under Section 422 of the Internal Revenue Code, as well as stock options that do not qualify as ISOs.  Only employees of the Company or a subsidiary may be granted ISOs.  The Company may also grant stock appreciation rights.  In general, an SAR gives the holder the right to receive the appreciation in value of the respective class of shares of our Common Stock covered by the SAR from the date the SAR is granted to the date the SAR is exercised.  The per share exercise price of a stock option and the per share base value of an SAR may not be less than the fair market value of the respective class of our Common Stock on the date the option or SAR is granted.  Generally, the term of a stock option is ten years; provided, however, different limitations apply to ISOs granted to ten-percent shareholders: in this case, the term may not be greater than five years and the exercise price may not be less than 110% of the fair market value of the respective class of our Common Stock on the date the option is granted.

The Compensation Committee may impose such exercise, forfeiture and other terms and conditions as it deems appropriate with respect to stock options and SARs.  The exercise price under a stock option may be paid in cash or in any other form or manner permitted by the Compensation Committee, including without limitation, payment of previously-owned shares of our Common Stock, or payment pursuant to broker-assisted cashless exercise procedures.  Methods of exercise and settlement and other terms of SARs will be determined by the Compensation Committee.

The Compensation Committee may establish such exercise and other conditions applicable to a stock option following the termination of the participant’s employment or other service with the Company and its subsidiaries as the Compensation Committee deems appropriate on a grant-by-grant basis.

Restricted Stock and Restricted Stock Units.  The 2007 Long-Term Incentive Plan authorizes the Compensation Committee to make restricted stock awards, pursuant to which shares of Common Stock are issued to designated participants subject to transfer restrictions and vesting conditions.  Subject to such conditions as the Compensation Committee may impose, the recipient of a restricted stock award may be given the rights to vote and receive dividends on shares covered by the award pending the vesting or forfeiture of the shares.

Restricted stock unit awards generally consist of the right to receive shares of Common Stock or cash, as determined by the Compensation Committee, in the future, subject to such conditions as the Compensation Committee may impose including, for example, continuing employment or service for a specified period of time or satisfaction of specified performance criteria.  Prior to settlement, restricted stock unit awards do not carry voting, dividend or other rights associated with stock ownership; however, dividend equivalents may be payable or accrue if the Compensation Committee so determines.

Unless the Compensation Committee determines otherwise, shares of restricted stock and non-vested restricted stock unit awards will be forfeited upon the recipient’s termination of employment or other service with the Company and its subsidiaries.

Other Stock-Based Awards.  The 2007 Long-Term Incentive Plan gives the Compensation Committee broad discretion to grant other types of equity-based awards, including performance units, performance shares, bonus shares and cash incentive awards and to award equivalent rights and to provide for settlement in cash and/or shares.

Performance-Based Awards.  The Compensation Committee may also grant performance-based awards under the 2007 Long-Term Incentive Plan.  In general, performance-based awards provide for the payment of cash and/or shares of Common Stock upon the achievement of predetermined performance objectives established by the Compensation Committee.  Performance objectives may be based upon any one or more of the following business criteria:

•                                          income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

•                                          return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

•                                          cash flow thresholds;

•                                          cash flow return on investments, which equals net cash flows divided by owners equity;

•                                          gross revenues;

•                                          sales results;

•                                          market share results;

•                                          market value added;

•                                          debt measures (including, without limitation, debt multiples);

•                                          economic value added; or

•                                          share price (including, but not limited to, growth measures and total shareholder return).

Performance objectives may be applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate.  Performance objectives may be expressed in absolute or relative terms and must include an objective formula or standard for computing the amount of compensation payable to a participant if the goal is attained.

The Compensation Committee must certify in writing prior to payment of the performance award that the performance objectives and any other material terms of the award were in fact satisfied.

Adjustments of Awards

Generally, in the event of a change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization or any partial or complete liquidation of the Company, the Company will adjust (i) the maximum number of shares of Common Stock which may be issued under the 2007 Long-Term Incentive Plan, (ii) the maximum number of shares of Common Stock which may be covered by awards made to an individual in any calendar year, (iii) the number of shares of Common Stock subject to outstanding awards and (iv) where applicable, the exercise price, base price, target market price, or purchase price under outstanding awards, as required to equitably reflect the effect on the Common Stock of such transactions or changes.

Change of Control

In the event of a change of control of the Company, the Board of Directors may in its sole discretion direct that all option holders shall be permitted to exercise their outstanding options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such change of control. Alternatively, if, as part of a change of control transaction, the shareholders of the Company receive capital stock of another corporation in exchange for any shares of their Common Stock, the Board of Directors may direct that all options and SARs for Common Stock that are outstanding at the time of the change of control transaction will be converted into options or SARs (as the case may be) for shares of stock received in such change of control transaction, such that the vesting and other terms and conditions of the converted options and SARs will be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs. The Board of Directors, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards as it deems appropriate in the context of a change of control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated. Generally, any outstanding options and SARs that are not exercised prior to certain transactions, including a merger where the Company is not the surviving entity, a liquidation or a sale of all or substantially all of the Company’s assets, will thereupon terminate.

Change of control, unless otherwise defined by the Compensation Committee, means

•                                          any person (other than W. Marvin Rush or W.M. “Rusty” Rush) is or becomes a beneficial owner of securities of more than 30% of the combined voting power of the Company’s then outstanding securities;

•                                          at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

•                                          the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•                                          the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.

Amendment and Termination of the Plan

Subject to the terms of the 2007 Long-Term Incentive Plan, the Compensation Committee may at any time and from time to time, alter, amend, suspend, or terminate the 2007 Long-Term Incentive Plan in whole or in part; provided that, unless the Compensation Committee specifically provides otherwise, any revision or amendment that would cause the plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

U.S. Federal Income Tax Consequences

The grant of a stock option or SAR under the 2007 Long-Term Incentive Plan is not a taxable event to the participant for federal income tax purposes.  In general, ordinary income is realized upon the exercise of a stock option (other than an ISO) in an amount equal to the excess of the fair market value on the exercise date of the shares acquired pursuant to the exercise over the option exercise price paid for the shares.  The amount of ordinary income realized upon the exercise of an SAR is equal to the excess of the fair market value of the shares covered by the exercise over the SAR base price.  The Company generally will be entitled to a deduction equal to the amount of ordinary income realized by a participant upon the exercise of an option or SAR.  The tax basis of shares acquired upon the exercise of a stock option (other than an ISO) or SAR is equal to the value of the shares on the date of exercise.  Upon a subsequent sale of the shares, capital gain or loss (long-term or short-term, depending on the holding period of the shares sold) will be realized in an amount equal to the difference between the selling price and the basis of the shares.

No income is realized upon the exercise of an ISO other than for purposes of the alternative minimum tax.  Income or loss is realized upon a disposition of shares acquired pursuant to the exercise of an ISO.  If the disposition occurs more than one year after the ISO exercise date and more than two years after the ISO grant date, then gain or loss on the disposition, measured by the difference between the selling price and the option exercise price for the shares, will be long-term capital gain or loss.  If the disposition occurs within one year of the exercise date or within two years of the grant date, then the gain realized on the disposition will be taxable as ordinary income to the extent such gain is not more than the difference between the value of the shares on the date of exercise and the exercise price, and the balance of the gain, if any, will be capital gain.  The Company is not entitled to a deduction with respect to the exercise of an ISO; however, it is entitled to a deduction corresponding to the ordinary income realized by a participant upon a disposition of shares acquired pursuant to the exercise of an ISO before the satisfaction of the applicable one and two-year holding period requirements described above.

In general, a participant will realize ordinary income with respect to Common Stock received pursuant to a restricted stock award at the time the shares become vested in accordance with the terms of the award in an amount equal to the fair market value of the shares at the time they become vested, and except as discussed below, the Company is generally entitled to a corresponding deduction.  The participant’s tax basis in the shares will be equal to the ordinary income so recognized.  Upon subsequent disposition of the shares, the participant will realize long-term or short-term capital gain or loss, depending on the holding period of the shares sold.

A participant may make an “early income election” within 30 days of the receipt of restricted shares of Common Stock, in which case the participant will realize ordinary income on the date the restricted shares are received equal to the difference between the value of the shares on that date and the amount, if any, paid for the shares.  In such event, any appreciation in the value of the shares after the date of the award will be taxable as capital gain upon a subsequent disposition of the shares.  The Company’s deduction is limited to the amount of ordinary income realized by the participant as a result of the early income election.

A participant who receives restricted stock unit awards will be taxed at ordinary income tax rates on the then fair market value of the shares of the respective class of Common Stock distributed at the time of settlement of the restricted stock unit awards and, except as discussed below, the Company will generally be entitled to a tax deduction at that time.  The participant’s tax basis in the shares will equal the amount taxed as ordinary income, and on subsequent disposition, the participant will realize long-term or short-term capital gain or loss.

Other awards will generally result in ordinary income to the participant at the later of the time of delivery of cash, shares, or other awards, or the time that either the risk of forfeiture or restriction on transferability lapses on previously delivered cash, shares, or other awards.  Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will not be entitled to a tax deduction relating to amounts that represent a capital gain to a participant.

Section 162(m) of the Internal Revenue Code generally allows the Company to obtain tax deductions without limit for performance-based compensation.  The Company intends that options and SARs, and, subject to shareholder approval of the performance objectives described herein, contingent performance awards granted under the 2007 Long-Term Incentive Plan will qualify as performance-based compensation not subject to the $1 million deductibility cap under Section 162(m).  In addition, the Company intends to obtain shareholder approval of the material terms of the performance objectives every five years and as otherwise required by law.  A number of requirements must be met in order for particular compensation to so qualify.  However, there can be no assurance that such compensation under the 2007 Long-Term Incentive Plan will be fully deductible under all circumstances.  In addition, other awards under the plan, such as time-vested restricted stock and other stock-based awards, generally may not qualify, so that compensation paid to executive officers in connection with such awards may not be deductible.

THE ABOVE SUMMARY PERTAINS SOLELY TO CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH AWARDS MADE UNDER THE 2007 LONG-TERM INCENTIVE PLAN AND DOES NOT PURPORT TO BE COMPLETE.  THE SUMMARY DOES NOT ADDRESS ALL FEDERAL INCOME TAX CONSEQUENCES AND IT DOES NOT ADDRESS STATE, LOCAL AND NON-U.S. TAX CONSIDERATIONS.

New Plan Benefits

The Compensation Committee and the Board of Directors, as applicable, in their discretion determine awards granted under the 2007 Long-Term Incentive Plan and, therefore, the Company is unable to determine the awards that will be granted in the future under the 2007 Long-Term Incentive Plan.  The following table sets forth the type and amount of awards that would have been granted to the named executive officers and the specified groups of individuals during the 2006 fiscal year had this plan been in effect.

2007 Long-Term Incentive Plan

The awards in this table for the named executive officers are included in the 2006 Summary Compensation Table and in the 2006 Grants of Plan-Based Awards Table set forth in this proxy statement and are not additional awards.

Name and Position	2006 Class A Stock Option Awards (#) (1)

W. Marvin Rush Chairman	30,000
W.M. “Rusty” Rush President and Chief Executive Officer	30,000
Martin A. Naegelin, Jr. Executive Vice President	11,000
Daryl J. Gorup Senior Vice President – Dealership Operations	13,000
David C. Orf Senior Vice President – Marketing and Specialized Equipment Sales	12,875
All current executive officers as a group (10 people)	132,175
All current non-employee directors as a group (4 people)	—
All employees except current executive officers as a group	186,950

(1)                                  Each of the option awards reported herein had an exercise price of $19.37.  The Company’s Class A Common Stock had a closing sale price of $16.92 as of December 29, 2006.

Equity Compensation Plan Information

The Equity Compensation Plan Information Table provides information as of December 31, 2006 with respect to shares of the Company’s Class A and Class B Common Stock that may be issued under our existing equity compensation plans, including the 2006 Non-Employee Director Stock Option Plan and the 1996 Long-Term Incentive Plan.

Class A Common Stock:

Plan Category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2006 (a)	Weighted-average exercise price of outstanding options as of December 31, 2006 (b)	Number of securities remaining available for issuance under equity compensation plans as of December 31, 2006 (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	1,376,724	$12.43	1,570,994	(1)

Equity compensation plans not approved by security holders	—	—	—

Total	1,376,724	$12.43	1,570,994

(1)                                  Includes 570,994 shares that may be issued in the form of restricted stock under the 1996 Long-Term Incentive Plan.

Class B Common Stock:

Plan Category	Number of securities to be issued upon exercise of outstanding options as of December 31, 2006 (a)	Weighted-average exercise price of outstanding options as of December 31, 2006 (b)	Number of securities remaining available for issuance under equity compensation plans as of December 31, 2006 (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	245,521	$4.87	361,594	(1)

Equity compensation plans not approved by security holders (2)	20,000	2.06	—

Total	265,521	$4.66	361,594

(1)                                  Includes 361,594 shares that may be issued in the form of restricted stock under the 1996 Long-Term Incentive Plan.

(2)                                  Includes one time options granted to Ronald J. Krause.

If the Company’s shareholders do not approve the 2007 Long-Term Incentive Plan, the 1996 Long-Term Incentive Plan will continue as permitted by applicable law.  If the Company’s shareholders approve the 2007 Long-Term Incentive Plan, the Company will not grant any further awards under the 1996 Long-Term Incentive Plan.

In considering whether to vote for approval of the 2007 Long-Term Incentive Plan, you should be aware that the Company’s executive officers may receive awards under this plan (if approved by the shareholders) in the future.  The adoption of, or the failure to adopt, the 2007 Long-Term Incentive Plan will not affect the rights of existing holders or the awards previously granted under the 1996 Long-Term Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE

RUSH ENTERPRISES, INC. 2007 LONG-TERM INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM

The Board of Directors, upon recommendation of its Audit Committee, has appointed the firm of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.  Although shareholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the shareholders of the Company for ratification at the Annual Meeting.  E&Y, through the process of reauditing the Company’s 2000 and 2001 consolidated financial statements, has served as the Company’s independent public accounting firm with respect to the Company’s consolidated financial statements for the fiscal years 2000 through 2006 and is considered by management of the Company to be well qualified.  If the shareholders do not ratify the appointment of E&Y, the Board of Directors may reconsider the appointment.

Representatives of E&Y will be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

FURTHER INFORMATION

Board of Directors, Executive Officers and Nominees for Board of Directors

Set forth below is information with respect to each director, executive officer and director nominee of the Company as of March 31, 2007.

Name	Age	Position

W. Marvin Rush	68	Chairman and Director

W.M. “Rusty” Rush	48	President, Chief Executive Officer and Director

J.M. “Spike” Lowe, Jr.	63	Senior Vice President — Corporate Development

David C. Orf	57	Senior Vice President — Marketing and Specialized Equipment Sales

Scott Anderson	48	Senior Vice President — Finance and Insurance

Daryl J. Gorup	58	Senior Vice President — Dealership Operations

Martin A. Naegelin, Jr.	43	Executive Vice President

James E. Thor	49	Senior Vice President — Retail Sales

Steven L. Keller	37	Vice President — Chief Financial Officer and Treasurer

Richard “Dick” Hall	68	Vice President — Insurance

Derrek Weaver	34	Chief Compliance Officer and Vice President — Legal Affairs and Secretary

Ronald J. Krause	79	Director

John D. Rock	71	Director

Harold D. Marshall	71	Director

Thomas A. Akin	52	Director

W. Marvin Rush founded the Company in 1965.  He served as President from its inception until November 1995 when he began his service as Chairman of the Board and Chief Executive Officer of the Company.  In 2006, he resigned his position as Chief Executive Officer, but continues to serve as Chairman of the Board.  He served on the Peterbilt dealer council from 1984 until 1987 and was elected its Chairman in 1987.  He was active on the PacLease Executive Committee from 1989 until 1992 and was Chairman in 1992.  Other honors include the regional Peterbilt Dealer of the Year in 1986, 1987 and 1988, as well as the Midranger Dealer of the Year in 1989.  His highest Peterbilt honor was being named North American Peterbilt Dealer of the Year for 1993, 1994, 2000 and 2001.

W.M. “Rusty” Rush has served as President of the Company since 1995 and Chief Executive Officer of the Company since 2006.  Mr. W.M. “Rusty” Rush has overseen all day-to-day operations of the Company since 2001, when he was named the Company’s Chief Operating Officer.  Mr. W.M. “Rusty” Rush served as Vice President and Executive Vice President of the Company from 1990 until November 1995 when he began his service as President of the Company.

J.M. “Spike” Lowe, Jr. has served as Senior Vice President since 1999.  He has been employed by the Company since 1968, holding the position of Vice President of the Company from 1994 to 1999.  Currently Mr. Lowe is responsible for real estate acquisitions, construction projects and all open account and unsecured lending for the Company.

David C. Orf has served as Senior Vice President of Marketing, Fleets and Specialized Equipment Sales of the Company since 2004.   He is responsible for fleet customers and truck sales for very specific applications.  Mr. Orf had served as Vice President of Sales and Marketing of the Company since 1993 and, in October 1996, was promoted to Senior Vice President of Sales and Marketing. Mr. Orf was also the general manager of the Company’s Houston, Texas facilities until January 1996.  Prior to joining the Company, he served as the Southeast region manager of Peterbilt Motors Company, a division of PACCAR, Inc.

Scott Anderson has served as Vice President of Finance and Insurance of the Company since 2005 and was promoted to Senior Vice President in February 2006.  He is in charge of all secured financing for the Company.  Prior to joining the Company, Mr. Anderson served as Manager of Continental European Operations for CIT Group from 2004 to 2005 and was Managing Director of European Commercial Finance for Associates Capital Corp from 1998 to 2004.  He has over 25 years of experience in the commercial equipment finance industry.

Daryl J. Gorup has served as Senior Vice President of Dealership Operations of the Company since January 1997.  Prior to joining the Company, Mr. Gorup served for 15 years in various executive positions with Peterbilt Motors Company, including General Sales Manager.

Martin A. Naegelin, Jr. has served as Executive Vice President of the Company since March 2007.  He served as Vice President and Chief Financial Officer of the Company from January 1997 to March 2007.  Mr. Naegelin was promoted to Senior Vice President in December 2001 and was named Secretary and Treasurer of the Company and Executive Vice President of Rush Equipment Centers in March 2003.  Prior to joining the Company, Mr. Naegelin served as Vice President of Investor Relations and Corporate Development of Norwood Promotional Products, Inc.  Mr. Naegelin had seven years of public accounting experience prior to joining Norwood in 1993.

James E. Thor has served as the Senior Vice President of Retail Sales of the Company since June 2004. Prior to joining the Company, Mr. Thor served for 14 years in various executive positions with Peterbilt Motors Company.  In 1996, Mr. Thor was promoted to Director of U.S. Regional Sales of Peterbilt, prior to which he served as Regional Sales Manager and District Sales Manager.

Steven L. Keller has served as Vice President, Chief Financial Officer and Treasurer of the Company since March 2007.  Mr. Keller has been intimately involved in the Company’s finance and accounting functions since 1997, with responsibility for financial analysis and planning, business acquisitions, Securities and Exchange Commission reporting, investor relations and corporate taxes.  Prior to joining the Company, Mr. Keller, a Certified Public Accountant, worked in the San Antonio office of Ernst & Young LLP and obtained a Bachelor’s of Business Administration in accounting from St. Mary’s University in San Antonio, Texas.

Richard “Dick” Hall has served as Vice President of Associated Acceptance, Inc., the Company’s insurance agency affiliate, since December 1992, when he joined the Company.  Mr. Hall was promoted to Vice President in 2003.  Prior to joining the Company, Mr. Hall worked for eight years as President and Director of Municipal Insurance Company of America, Elgin, Illinois, 15 years as President and Director of Northland Insurance Agency, Inc., a bank holding company in Chicago, Illinois, and he owned and operated an insurance school in San Antonio, Texas for six years.

Derrek Weaver has served as Chief Compliance Officer and Vice President of Legal Affairs of the Company since February 2005 and was named Secretary in February 2006.   Mr. Weaver is responsible for overseeing all legal matters pertaining to the Company, including general corporate compliance and governance matters, acquisitions and dispute resolution.  Prior to joining the Company, Mr. Weaver was an Associate Attorney at Fulbright & Jaworski L.L.P. in San Antonio, Texas from 2001 until he joined the Company.  Mr. Weaver received a B.S. in Mechanical Engineering from the University of Colorado at Boulder and a J.D., summa cum laude, from the Texas Tech University School of Law.

Ronald J. Krause has served as a director of the Company since June 1996.  Mr. Krause served as President of Associates Commercial Corp. from 1976 until 1981 and President and Chief Operating Officer of Associates First Capital Corp. from 1981 until his retirement in 1989.  Mr. Krause was Vice Chairman of the Board of Directors of Associates of North America from 1988 until 1989.

John D. Rock has served as a director of the Company since April 1997.  Mr. Rock served as a Vice President of the Oldsmobile Division of General Motors Corporation from 1991 until his retirement from General Motors Corporation in February 1997 after 36 years of service.  While at General Motors Corporation, Mr. Rock held various executive positions in sales, service and marketing.  Mr. Rock also served as a member of the Board of Directors of Volvo - GM Heavy Truck Corporation.

Harold D. Marshall has served as a director of the Company since February 1999.  Mr. Marshall served as President, Chief Operating Officer and a director of Associates First Capital Corp. from May 1996 until his retirement in March 1999.  Mr. Marshall joined Associates First Capital Corp. in 1961 and organized their Transportation Division in 1974.  Mr. Marshall served as Vice Chairman of the American Trucking Association, Trustee of the American Trucking Association Foundation, and as a Trustee on the Board of Trustees of the Dallas Museum of Art.  Mr. Marshall currently serves as Trustee Emeritus of the Hudson Institute Board of Trustees.  Since his retirement in 1999, Mr. Marshall has devoted his time and attention to his personal investments.

Thomas A. Akin has served as a director of the Company since August 2004.  Mr. Akin worked in the audit department of Ernst & Young LLP from 1976 until 1989 and has served as the director of the audit department of Akin, Doherty, Klein & Feuge, P.C., in San Antonio, Texas since 1991.  Throughout his career, Mr. Akin has served as the client service executive responsible for the independent audit for companies registered with the SEC.

W.M. “Rusty” Rush is the son of W. Marvin Rush.  There are no other family relationships among the executive officers and directors of the Company.

All directors of the Company hold office until the next Annual Meeting of Shareholders and the election and qualification of their successors.  Each officer of the Company was chosen by the Board of Directors and serves at the pleasure of the Board of Directors until his successor is appointed or until his earlier resignation or removal in accordance with applicable law.

Audit Committee Report

Notwithstanding anything to the contrary in any of the Company’s filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management is primarily responsible for the Company’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements.  The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on (i) management’s assessment of the effectiveness of internal control over financial reporting, and (ii) the effectiveness of internal control over financial reporting.

Not all of the Audit Committee members are professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the committee certify that the Company’s registered public accounting firm is “independent” under applicable rules.  The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm, and the experience of the committee’s members in business, financial and accounting matters.

The Audit Committee has completed the following:

•                                          reviewed and discussed the audited financial statements with management;

•                                          discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees);

•                                          received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

•                                          discussed with the independent registered public accounting firm its independence.

Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Audit Committee of the Board of Directors

Thomas A. Akin, Chairperson

Ronald J. Krause

Harold D. Marshall

Audit and Non-Audit Fees

The Audit Committee has a policy that provides for preapproval of audit, audit-related and non-audit services performed by the independent registered public accounting firm to ensure that the provision of non-audit services do not impair the independent registered public accounting firm’s independence.  The Audit Committee will annually review and preapprove services that may be provided by the independent auditors without specific approval from the Audit Committee.  Unless a type of service to be provided by the independent auditors receives general preapproval under the policy, it requires specific approval of the Audit Committee before commencing.  Any services that would exceed preapproved cost levels under the policy would similarly require specific approval of the Audit Committee before being performed at the higher cost level.

The following table presents fees for professional audit services rendered by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2005 and December 31, 2006, and fees billed for other services rendered by E&Y during those periods.  All of the fees presented below were preapproved by the Audit Committee.

	2005	2006

Audit Fees(1)	$352,500	$365,000
Audit-Related Fees(2)	—	—
Tax Fees (3)	135,206	113,000
All Other Fees(4)	—	—

Total	$487,706	$478,000

(1)                                  Audit fees consisted principally of professional services rendered in connection with the audit of the Company’s financial statements for the years ended December 31, 2005 and 2006, the reviews of the financial statements included in each of the Company’s Quarterly Reports on Form 10-Q during the years ended December 31, 2005 and 2006 and fees related to the audit of internal control over financial reporting.

(2)                                  There were no audit-related fees for professional services rendered by E&Y in 2005 or 2006 that are not reported under “Audit Fees.”  The Company previously reported audit-related fees of $135,000 for 2005, which related to the audit of internal control over financial reporting.  These fees are now included under “Audit Fees.”

(3)                                  Tax fees consisted principally of professional services rendered for tax compliance and reporting.

(4)                                  There were no other professional services rendered by E&Y in 2005 or 2006.

The Audit Committee has considered whether the non-audit services provided by E&Y, including the services rendered in connection with income tax consultation, were compatible with maintaining E&Y’s independence and has determined that the nature and substance of the limited non-audit services did not impair the status of E&Y as the Company’s independent registered public accounting firm.

COMPENSATION DISCUSSION AND ANALYSIS

The following compensation discussion and analysis contains statements regarding Company and individual performance measures and other goals. These goals are disclosed in the limited context of the Company’s executive compensation program and should not be understood to be statements of management’s expectations or estimates of results or other guidance.  The Company specifically cautions investors not to apply these statements to other contexts.

Compensation Philosophy and Objectives

The Company’s executive compensation program is designed to attract, motivate, reward and retain key employees that are essential to the Company’s continued success.  The program is designed to reward performance that meets or exceeds annual, long-term and strategic goals and to align executives’ interests with those of the Company’s shareholders.  Within this framework, the Company strives to maintain executive compensation that is fair, reasonable and competitive with companies in similar businesses.

Compensation Setting Process

The Compensation Committee annually determines total compensation, as well as the individual components of such compensation, of the Company’s named executive officers.  In making such determinations, the Compensation Committee considers (i) publicly available information regarding compensation of officers at comparable public and private companies, (ii) recommendations of the Company’s Chairman and Chief Executive Officer, (iii) the responsibilities and performance of the named executive officers, (iv) historical compensation levels of the named executive officers, (v) industry and market conditions, (vi) the Company’s future objectives and challenges and (vii) the overall effectiveness of the executive compensation program.

During 2006, W. Marvin Rush, our Chairman, and W.M. “Rusty” Rush, our Chief Executive Officer, each had an employment agreement in effect.  These employment agreements generally set forth information regarding base salary, cash performance awards and other employee benefits.  In February 2007, the Company entered into new employment agreements with the other named executive officers, including Martin A. Naegelin, Jr., our Executive Vice President, Daryl J. Gorup, our Senior Vice President – Dealership Operations, and David C. Orf, our Senior Vice President – Marketing and Specialized Equipment Sales.  The material terms of the new agreements were substantially the same as previously existing employment agreements between the Company and these named executive officers.  For a further description of the employment agreements with the named executive officers, please refer to the “Employment and Change of Control Agreements” section of this proxy statement.

In the past, the Compensation Committee has engaged compensation consultants to assist it with various compensation issues, including a formal review of the Chairman’s and Chief Executive Officer’s compensation.  The Compensation Committee did not engage a compensation consultant in 2006.

Role of Executive Officers in Compensation Decisions

The Company’s executive compensation program is administered by or under the direction of the Compensation Committee.  The Compensation Committee makes all compensation decisions for the named executive officers, including the amount of equity incentive awards.  W. Marvin Rush and W.M. “Rusty” Rush annually evaluate the performance of the other named executive officers.  Based on those evaluations and the other factors discussed below, they make a joint recommendation to the Compensation Committee regarding base salary levels and the form and amount of the annual performance bonus and the equity incentive award granted to the other named executive officers.  The Compensation Committee has complete discretion to approve, disapprove, or alter W. Marvin Rush’s and W.M. “Rusty” Rush’s compensation recommendations.  The Compensation Committee conducts an annual evaluation of the performance of W. Marvin Rush and W.M. “Rusty” Rush and makes determinations regarding their base salary, annual performance bonus and equity incentive award.

The Chairman, Chief Executive Officer and other officers of the Company regularly attend Compensation Committee meetings and, upon the Compensation Committee’s request, provide compensation and other information to the committee, including historical and prospective breakdowns of primary compensation components for each named executive officer, as well as tally sheets and wealth accumulation analyses.

Compensation Program Components

The Company’s executive compensation program currently has four primary components: base salary, cash performance bonuses, equity incentive awards and employee benefits and other perquisites.  The Company does not have a specific policy, practice or formula regarding the allocation of total compensation between (i) base salary and equity incentive awards, or (ii) cash performance bonus and equity incentive awards.

Cash bonuses are paid to the named executive officers from a bonus pool based on the Compensation Committee and the Chairman and Chief Executive Officer’s year-end assessment of the Company’s financial performance and the individual performance of each named executive officer.  Equity incentive awards have previously been granted pursuant to the 1996 Long-Term Incentive Plan.  The Company also provides the named executive officers with a variety of employee benefits, including health and welfare benefits that are generally available to all salaried employees.  The particular elements of the executive compensation program are set forth in more detail below.

Base Salary

The Compensation Committee believes that competitive levels of base salary are necessary for the motivation and retention of our named executive officers.  Base salaries provide officers with a predictable level of income and help achieve the objectives outlined above.  Base salaries are determined by the Compensation Committee at levels it deems necessary or appropriate to attract the level of competence needed for a particular position.

Each named executive officer’s employment agreement sets forth their initial base salary, subject to adjustment by the Compensation Committee.  The Compensation Committee reviews the named executive officers’ base salary levels every other year to ensure that they are competitive within a range that the Compensation Committee considers to be necessary or appropriate.  Generally, increases in base salaries, if any, are determined by evaluating the joint recommendations of the Chairman and Chief Executive Officer and are not based upon specific measures of corporate performance.  The Compensation Committee has discretion to approve, disapprove, or alter this joint recommendation.

In determining base salary levels, the following factors are considered (i) tenure of service, (ii) scope and complexity of the position, including current job responsibilities, (iii) individual performance and contribution to the Company’s financial, operational and strategic goals and objectives and (iv) relative salaries of officers at comparable public and private companies.  The Compensation Committee does not assign weights to any specific factor or factors.

In 2006, the named executive officers’ base salaries were not increased, except for W.M. “Rusty” Rush, whose base salary was increased from $384,000 to $584,000 at the time he was promoted to Chief Executive Officer.   This increase was based on the Compensation Committee’s review and consideration of the factors described above.  For further information on the named executive officers’ base salary, please refer to the 2006 Summary Compensation Table contained in this proxy statement.

Cash Performance Bonus

The named executive officers are eligible to earn an annual performance bonus based upon the Company’s financial and operational achievements and their personal contributions to the Company during the prior year.  These awards are provided primarily in the form of cash bonuses.  Performance bonuses are used to focus management on achieving key corporate financial objectives, to motivate certain individual behaviors and to reward substantial achievement of corporate financial objectives and individual goals.

Except for their own bonuses, W. Marvin Rush and W.M. “Rusty” Rush make a joint recommendation to the Compensation Committee regarding the amount of the other named executive officers’ performance bonus.  The Compensation Committee has discretion to approve, disapprove, or alter this joint recommendation.  With input from W. Marvin Rush and W.M. “Rusty” Rush, the Compensation Committee evaluates the performance of the Company as a whole and the performance of each named executive officer.  Based on these evaluations and W. Marvin Rush and W.M. “Rusty” Rush’s joint recommendation, the Compensation Committee determines the amount of each named executive officer’s performance bonus, if any.  The entire Board of Directors ratifies W. Marvin Rush’s and W.M. “Rusty” Rush’s annual performance bonus.

In determining the amount of performance bonuses, the Compensation Committee does not utilize formalized mathematical formulas and generally considers various corporate performance metrics.  For 2006, in addition to individual performance, performance awards were based primarily on the Company’s pre-tax earnings, which the Compensation Committee believes provides a direct link between an officer’s compensation and the Company’s financial performance, thereby creating shareholder value.  The 2006 performance awards were not based upon pre-established specific performance goals.  From time to time, the Compensation Committee may grant special bonuses to officers for achievement of specific goals or the accomplishment of special projects.

Based on the factors described above, the Compensation Committee approved the following cash performance bonuses for the named executive officers in 2006:

Named Executive Officer	Cash Bonus

W. Marvin Rush Chairman and Director	$750,000

W.M. “Rusty” Rush President, Chief Executive Officer and Director	$1,000,000

Martin A. Naegelin, Jr. Executive Vice President	$255,000

Daryl J. Gorup Senior Vice President — Dealership Operations	$240,000

David C. Orf Senior Vice President — Marketing and Specialized Equipment Sales	$235,000

For further information on the performance bonuses, please refer to the 2006 Summary Compensation Table contained in this proxy statement.

Equity Incentive Awards

Historically, the Company has annually granted stock options pursuant to the 1996 Long-Term Incentive Plan to reward short-term and long-term performance, allow key employees to participate in the long-term growth and profitability of the Company, maximize retention leverage, and align key employees’ interests with the interests of the Company’s shareholders.  The Compensation Committee administers the 1996 Long-Term Incentive Plan, which includes without limitation, selecting award recipients, fixing the terms and conditions of awards, and interpreting the provisions of the 1996 Long-Term Incentive Plan.  If our shareholders approve the 2007 Long-Term Incentive Plan set forth in Proposal 2 of this proxy statement, all future equity awards to the named executive officers will be granted under the 2007 Long-Term Incentive Plan.  For a further description of the plan, please refer to Proposal 2 of this proxy statement.

Under the terms of the 1996 Long-Term Incentive Plan, and as contemplated under the 2007 Long-Term Incentive Plan, the Compensation Committee may grant equity awards for shares of the Company’s Class A and Class B Common Stock.  Each share of Class B Common Stock is entitled to one vote per share and each share of Class A Common Stock is entitled to 1/20th of one vote per share.  In the future, the Company intends to grant primarily Class A stock options, in lieu of Class B stock options.  Nevertheless, the Company may elect to grant Class B stock options to the named executive officers to ensure select members of management maintain the requisite voting control of the Company’s capital stock as required by the Company’s dealership agreements with Peterbilt Motors Company and John Deere.  A further description of these voting requirements is set forth below.

Stock options are granted at fair market value on the date of grant.  Fair market value is internally defined as the closing price on the grant date of the respective class of the Company’s Common Stock as quoted on the NASDAQ® Global Select Market.  All equity awards to our directors and employees, including the named executive officers, have been granted and reflected in our consolidated financial statements in accordance with the applicable accounting guidance contained in FAS 123R.  Generally, stock options vest in one-third increments annually, beginning on the third anniversary of the grant date and have a life of ten years.  The vesting schedule and life were strategically chosen to be competitive and enhance our retention efforts.  In the past, the Compensation Committee has not issued restricted stock awards, but has considered the advantages and disadvantages of restricted stock awards and reserves the right do so in the future.

Historically, award sizes have been developed by considering external market data, internal equity, performance and prior years’ awards.  Based on these factors, the Compensation Committee approved the following Class A Common Stock option awards for the named executive officers in 2006:

Named Executive Officer	Option Awards

W. Marvin Rush Chairman and Director	30,000

W.M. “Rusty” Rush President, Chief Executive Officer and Director	30,000

Martin A. Naegelin, Jr. Executive Vice President	11,000

Daryl J. Gorup Senior Vice President — Dealership Operations	13,000

David C. Orf Senior Vice President — Marketing and Specialized Equipment Sales	12,875

For further information on the stock option awards, see the 2006 Summary Compensation Table and the 2006 Grants of Plan-Based Awards Table contained in this proxy statement.

Generally, the Company grants stock options to its employees, including the named executive officers, on March 15th of each year.  However, the Company may grant equity awards at other times during the year for legitimate business purposes, including without limitation, upon employment of new hires.  The Compensation Committee does not have a formal policy on timing equity awards in connection with the release of material non-public information to affect the value of compensation.  Notwithstanding the foregoing, in the event that material non-public information becomes known to the Compensation Committee prior to granting equity awards, the Compensation Committee will take such information under advisement and make an assessment in its business judgment whether to delay the grant of the equity award in order to avoid any impropriety based on consultation with Company executives and counsel.

The Company has considered adopting stock ownership guidelines for its directors and executive officers, but does not currently require that its directors or executive officers maintain ownership of a certain amount of the Company’s Common Stock.  Nevertheless, agreements with Peterbilt Motors Company and John Deere, key suppliers of the Company, require that select members of management beneficially own a minimum percentage of the voting power of the Company’s outstanding capital stock.  The Company strives to ensure these individuals maintain the minimum ownership levels in order to preserve the Company’s continued economic success.  Notwithstanding the foregoing, the Company reserves the right to implement stock ownership guidelines in the future if it determines that doing so will enhance shareholder value.

Employee Benefits and Other Perquisites

General

The named executive officers are eligible to participate in the Company’s flexible benefits plans that are generally available to all employees.  Under these plans, employees are entitled to medical, dental, vision, short-term and long-term disability, life insurance and other similar benefits.  Additionally, employees are entitled to vacation, sick leave and other paid holidays.  The Compensation Committee believes the Company’s commitment to provide these benefits recognizes that the health and well-being of its employees contribute directly to a productive and successful work life that enhances results for the Company and its shareholders.

401(k) Plan

The Company maintains a 401(k) plan for all Company employees, including the named executive officers, as a source of retirement income.  Each employee who has completed 90 days of continuous service is eligible to participate in the 401(k) plan.  Employees may contribute from 1% to 50% of their total gross compensation, up to a maximum dollar amount established in accordance with Section 401(k) of the Internal Revenue Code.  However, certain higher paid employees are limited to a maximum contribution of 15% of their total gross compensation.  For the first 10% of pay contributed under the plan, the Company may contribute to the plan an amount equal to (i) 25% of the employee’s contributions for those employees with less than five years of service, and (ii) 50% of the employee’s contributions for those employees with more than five years of service.  For further information on the named executive officers’ participation in the 401(k) plan, please refer to the 2006 Summary Compensation Table contained in this proxy statement.

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan that allows eligible employees, including the named executive officers, to contribute up to 10% of their base earnings toward the semi-annual purchase of the Company’s Class A Common Stock. The employee’s purchase price is 85% of the lesser of the closing price of the Class A Common Stock on the first business day or the last business day of the semi-annual offering period, as reported by The NASDAQ® Global Select Market.  Employees may purchase shares having a fair market value of up to $25,000 (measured as of the first day of each semi-annual offering period) each calendar year.

Perquisites

The named executive officers also receive various perquisites including:

•                                          automobile and gasoline allowances;

•                                          reserved parking;

•                                          Company-paid long-term disability insurance; and

•                                          rewards points earned from purchases made on Company credit cards.

In addition to the above perquisites, W. Marvin Rush and W.M. “Rusty” Rush are provided automobile insurance under the Company’s fleet insurance policy, are allowed personal use of the Company’s ranch when it is not being used for Company business, and are permitted to use Company-owned aircraft for personal air travel to the extent it is not otherwise being used for Company business.  The Company also pays W. Marvin Rush’s medical insurance and the monitoring costs of his home security system.  The Company provides W.M. “Rusty” Rush with the use of a Company-owned automobile (in lieu of the above automobile allowance) and a health club membership.  Additionally, certain employees of the Company perform personal services exclusively for W. Marvin Rush.  However, the costs associated with these employees, including salaries and benefits, are deducted from W. Marvin Rush’s after tax income each pay period.

Beginning in 2007, each named executive officer will be reimbursed for an annual physical.

The Compensation Committee believes that the above benefits provide a more tangible incentive than an equivalent amount of cash compensation.  In determining the named executive officers’ total compensation, the Compensation Committee considers these benefits.  For further discussion of these employee benefits and other perquisites, including the methodology for computing their costs, please refer to the 2006 Summary Compensation Table included in this proxy statement.

Indemnity Agreements

The Company has entered into indemnity agreements with W. Marvin Rush, W.M. “Rusty” Rush, Martin A. Naegelin, Jr. and certain other officers and directors of the Company.  These agreements provide that the Company will, to the extent permitted by applicable law, indemnify the officer or director against expenses and liabilities incurred in connection with their service to the Company.  Additionally, the indemnity agreements require the Company to maintain director and officer liability insurance.

Tax and Accounting Treatment

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation the Company may deduct for federal income tax purposes in any one year with respect to the Company’s Chief Executive Officer and the next four most highly compensated officers.  Certain so-called performance-based compensation is not subject to the $1,000,000 limitation.

In formulating the executive compensation program, the Compensation Committee gives consideration to the anticipated tax treatment to the Company and to the named executive officers of various payments and benefits.  However, the Compensation Committee also considers other factors which, depending upon the circumstances, may outweigh tax considerations.  The Compensation Committee reserves the right to approve non-deductible compensation if it deems it to be in the Company’s and its shareholders’ best interest.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including awards under our 1996 Long-Term Incentive Plan in accordance with the requirements of FAS 123R.

2007 Compensation Decisions

On March 15, 2007, the following Class A stock options were granted to the named executive officers:

Named Executive Officer	Option Awards

W. Marvin Rush Chairman and Director	40,000

W.M. “Rusty” Rush President, Chief Executive Officer and Director	50,000

Martin A. Naegelin, Jr. Executive Vice President	20,000

Daryl J. Gorup Senior Vice President — Dealership Operations	14,300

David C. Orf Senior Vice President — Marketing and Specialized Equipment Sales	14,150

The exercise price of the above stock options was the closing sale price of the Company’s Class A Common Stock on March 15, 2007, or $19.15.  These stock options vest in three equal annual installments beginning on the third anniversary of the date of grant.

In connection with Mr. Naegelin being appointed as the Company’s Executive Vice President in March 2007, his base salary was increased from $248,200 to $300,000 to reflect his greater role and responsibilities within the Company.

The Compensation Committee intends to continue its strategy of compensating the named executive officers through programs that emphasize a balance between base salary and performance-based compensation, with the ultimate goal of enhancing shareholder value through attracting and retaining the highest quality executives and aligning the interests of those executives with the Company’s shareholders.  To that end, a substantial portion of executive compensation will continue to be tied to Company and individual performance, while maintaining an appropriate balance between cash and non-cash compensation.

The foregoing discussion described the compensation philosophies, principles and practices the Compensation Committee utilized in setting executive compensation for the 2006 fiscal year.  In the future, as the Committee continues to review each element of the executive compensation program, these philosophies, principles and practices may change.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)		Total ($)

W. Marvin Rush (4) Chairman	2006	900,000	750,000	379,954	318,171	(5)	2,348,125

W.M. “Rusty” Rush President and Chief Executive Officer	2006	550,700	1,000,000	152,769	211,185	(6)	1,914,654

Martin A. Naegelin, Jr. (7) Executive Vice President	2006	248,200	255,000	58,160	47,740	(8)	609,100

Daryl J. Gorup Senior Vice President – Dealership Operations	2006	264,000	240,000	80,394	22,122	(9)	606,516

David C. Orf Senior Vice President – Marketing and Specialized Equipment Sales	2006	260,181	235,000	73,189	22,683	(10)	591,053

(1)                                  These amounts reflect cash performance bonuses paid in 2007, based upon 2006 performance.

(2)                                  These amounts reflect the compensation expense recognized by the Company during 2006 for financial statement purposes in accordance with FAS 123R, except no assumptions for forfeitures were included, and includes stock option awards granted in 2001, 2002, 2003, 2004, 2005 and 2006.  Additional information regarding the calculation of such compensation expense is set forth in Notes 2 and 13 of the Notes to Consolidated Financial Statements of our 2006 Annual Report on Form 10-K.  All stock options were granted under the 1996 Long-Term Incentive Plan.

(3)                                  The value of perquisites and other personal benefits reported in a named executive officer’s W-2 may not necessarily reflect the value reported in this column, due to applicable Internal Revenue Service guidelines.

(4)                                  W. Marvin Rush resigned as the Company’s Chief Executive Officer on February 24, 2006.  Mr. Rush continues to be actively involved in the Company and serves as its Chairman.  Upon Mr. Rush’s resignation, W.M. “Rusty” Rush was appointed as the Company’s Chief Executive Officer.

(5)                                  This amount reflects (i) the cost of term life insurance premiums paid by the Company on behalf of W. Marvin Rush totaling $24,192; (ii) the cost of medical, dental and vision insurance premiums paid by the Company on behalf of W. Marvin Rush; (iii) the cost of long-term disability insurance premiums paid by the Company on behalf of W. Marvin Rush; (iv) the cost of monitoring a home security system at W. Marvin Rush’s primary residence; (v) rewards points earned from purchases on Company credit cards; (vi) matching contributions to the Company’s 401(k) plan totaling $7,500; (vii) an automobile allowance of $40,200; (viii) a gas allowance; (ix) the incremental cost of personal use of the Company-owned aircraft totaling $172,000; and (x) the incremental cost of personal use of the Company-owned ranch totaling $34,700.  Additionally, Mr. Rush’s personal automobile was covered under the Company’s fleet insurance policy and he received reserved parking at the Company’s offices during 2006.  Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of the Company-owned aircraft is calculated based upon the Company’s direct operating cost.  This methodology calculates the incremental costs based on the average weighted cost of fuel, aircraft maintenance, landing fees, trip-related hangar and parking costs, and similar variable costs.  Because the aircraft is used primarily for business travel, the methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, purchase cost of the aircraft and non-trip related hangar expenses.  On certain occasions, an executive’s spouse or other family members may accompany the executive on a flight.  No additional direct operating cost is incurred in such situations under the foregoing methodology.

The incremental cost of personal use of the Company’s ranch is calculated based upon an estimated nightly room and board charge of $50.00 per person for the named executive officer and his guests, if any, and the costs assigned to any game killed by the named executive officer or his guests.

Rewards points earned from purchases on Company credit cards is calculated by multiplying the number of points received by each named executive officer by $.005, which is the rate that participants in American Express’s® Membership Rewards Program® may redeem points for cash.  American Express® will redeem 20,000 points in exchange for $100.

The value of all other perquisites is based upon the Company’s actual costs.  The Company did not reimburse its named executive officers for income taxes imputed to them for receipt of the above perquisites and other benefits.

(6)                                  This amount reflects (i) the cost of term life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $2,640; (ii) the cost of long-term disability insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush; (iii) rewards points earned from purchases on Company credit cards; (iv) the cost of a health club membership; (v) matching contributions to the Company’s 401(k) plan totaling $7,500; (vi) the incremental cost of personal use of a Company-owned automobile; (vii) a gas allowance; (viii) the incremental cost of personal use of the Company-owned aircraft totaling $92,382; (ix) the incremental cost of personal use of the Company-owned ranch; and (x) the cost of universal whole life insurance premiums paid by the Company on behalf of W.M. “Rusty” Rush totaling $51,774.  The universal whole life insurance policy is on the life of W. Marvin Rush, and W.M. "Rusty" Rush is the sole beneficiary.  The purpose of this policy is to allow W.M. "Rusty" Rush to pay a portion of the estate taxes on his father's estate in the event of his father's death to decrease the risk of W.M. "Rusty" Rush being forced to sell shares of the Company's Common Stock to pay such estate taxes.  Additionally, Mr. Rush received automobile insurance under the Company’s fleet insurance policy and reserved parking at the Company’s offices during 2006.  Because the Company did not incur any incremental costs in connection with these two perquisites there is no value attributed to them in the table.

The incremental cost of personal use of the Company-owned automobile is equal to the depreciation amount recognized by the Company for the vehicles used by W.M. “Rusty” Rush in 2006.

(7)                                  Effective March 20, 2007, Mr. Naegelin was appointed as the Company’s Executive Vice President.  Previously, Mr. Naegelin served as the Company’s Senior Vice President – Chief Financial Officer.

(8)                                  This amount reflects (i) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Naegelin; (ii) rewards points earned from purchases on Company credit cards; (iii) matching contributions to the Company’s 401(k) plan totaling $7,500; (iv) an automobile allowance; (v) a gas allowance; and (vi) the incremental cost of personal use of the Company-owned aircraft.  Mr. Naegelin also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(9)                                  This amount reflects (i) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Gorup; (ii) matching contributions to the Company’s 401(k) plan totaling $7,500; (iii) an automobile allowance, and (iv) a gas allowance.  Mr. Gorup also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

(10)                            This amount reflects (i) the cost of long-term disability insurance premiums paid by the Company on behalf of Mr. Orf; (ii) matching contributions to the Company’s 401(k) plan totaling $7,500; (iii) an automobile allowance; and (iv) a gas allowance.  Mr. Orf also received reserved parking at the Company’s offices for which the Company did not incur any incremental cost and, therefore, no value is attributed for this perquisite in the table.

2006 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date (1)	Date of Compensation Committee Action (1)	All Other Option Awards: Number of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($ /Sh) (3)	Grant Date Fair Value of Option Awards ($) (4)

W. Marvin Rush	3/15/06	3/8/06	30,000	19.37	227,100

W.M. “Rusty” Rush	3/15/06	3/8/06	30,000	19.37	227,100

Martin A. Naegelin, Jr.	3/15/06	3/8/06	11,000	19.37	83,270

Daryl J. Gorup	3/15/06	3/8/06	13,000	19.37	98,410

David C. Orf	3/15/06	3/8/06	12,875	19.37	97,464

(1)                                  The “Grant Date” is the effective date of the Class A stock option awards and the “Date of Compensation Committee Action” is the date the Compensation Committee approved the effective grant date and number of securities underlying the stock option awards reported in the table.

(2)                                  The amounts reflect the annual Class A stock option awards to the named executive officers under the 1996 Long-Term Incentive Plan.

(3)                                  The exercise price of each Class A stock option is equal to the closing price on the grant date of the Company’s Class A Common Stock as quoted on the NASDAQ® Global Select Market.

(4)                                  The amounts reflect the aggregate grant date fair value of stock option awards for 2006, computed in accordance with FAS 123R, except no assumptions for forfeitures were included.  A discussion of the assumptions used in calculating the grant date fair value is set forth in Notes 2 and 13 of the Notes to Consolidated Financial Statements of our 2006 Annual Report on Form 10-K.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards (1)
		Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
		Exercisable		Unexercisable
Name	Grant Date (2)	Class A Stock Options	Class B Stock Options	Class A Stock Options	Class B Stock Options	Option Exercise Price($)	Option Expiration Date
W. Marvin Rush	3/15/2002			13,732	13,732	3.53	3/15/2012
	3/15/2003				33,330	3.74	3/15/2013
	3/15/2004				23,500	11.92	3/15/2014
	3/15/2005			30,000		15.76	3/15/2015
	3/15/2006			30,000		19.37	3/15/2016
W.M. “Rusty” Rush	3/15/2000	3,350	520			3.50	3/15/2010
	3/15/2001	9,467	9,467			2.06	3/15/2011
	3/15/2002	4,334		7,166	7,166	3.53	3/15/2012
	3/15/2003				28,664	3.74	3/15/2013
	3/15/2004				20,000	11.92	3/15/2014
	3/15/2005			30,000		15.76	3/15/2015
	3/15/2006			30,000		19.37	3/15/2016
Martin A. Naegelin, Jr.	3/15/2002			2,334	2,334	3.53	3/15/2012
	3/15/2003			12,000		3.65	3/15/2013
	3/15/2004			9,000		11.96	3/15/2014
	3/15/2005			11,000		15.76	3/15/2015
	3/15/2006			11,000		19.37	3/15/2016
Daryl J. Gorup	3/15/2001	2,334	2,334			2.06	3/15/2011
	3/15/2002	3,000	3,000	3,000	3,000	3.53	3/15/2012
	3/15/2003	7,001		13,999		3.65	3/15/2013
	3/15/2004			10,500		11.96	3/15/2014
	3/15/2005			13,000		15.76	3/15/2015
	3/15/2006			13,000		19.37	3/15/2016
David C. Orf	3/15/2001	2	2			2.06	3/15/2011
	3/15/2002			3,000	3,000	3.53	3/15/2012
	3/15/2003			14,000		3.65	3/15/2013
	3/15/2004			10,500		11.96	3/15/2014
	3/15/2005			12,875		15.76	3/15/2015
	3/15/2006			12,875		19.37	3/15/2016

(1)                                  None of the named executive officers holds shares of restricted stock of the Company.

(2)                                  For better understanding of the table, an additional column showing the grant date of the stock options has been included.  All of the stock option awards vest and become exercisable in one-third increments annually, beginning on the third anniversary of the grant date and have a life of ten years.

2006 Stock Option Exercises

	Option Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($) (1)

	Class A Stock Options	Class B Stock Options	Class A Stock Options	Class B Stock Options

W. Marvin Rush	26,903	43,573	447,387	646,406

W.M. “Rusty” Rush	10,000	31,500	158,750	452,951

Martin A. Naegelin, Jr.	10,333	4,333	165,018	65,467

Daryl J. Gorup	—	—	—	—

David C. Orf	12,333	5,333	199,551	80,921

(1)                                  The value realized on exercise of stock options is based upon the difference between the market price of the Company’s Class A and Class B Common Stock, as applicable, and the exercise price of the Class A and Class B stock options, as applicable.

Employment Agreements and Change of Control Arrangements

The Company has entered into employment agreements with each of the named executive officers.  Among other things, the employment agreements provide for certain payments upon termination of employment, including in some cases termination following a “change of control” of the Company.  The principal elements of the employment agreements are summarized below.

W. Marvin Rush and W.M. “Rusty” Rush

Effective March 1, 2006, the Company entered into oral agreements with W. Marvin Rush and W.M. “Rusty” Rush with respect to their compensation.  Under these oral agreements, W. Marvin Rush and W.M. “Rusty” Rush are entitled to a base salary of $900,000 and $584,000, respectively, and, at the discretion of the Board of Directors, each are entitled to an annual cash performance bonus.  W. Marvin Rush and W.M. “Rusty” Rush also have written employment agreements with the Company entitling them to other benefits, including termination benefits.  The employment agreements were executed in 1996 and had an initial term of four years, with the term being automatically extended each year for a new four-year term.  Under the employment agreements, W. Marvin Rush and W.M. “Rusty” Rush are each entitled to an automobile allowance, a country club membership, a lunch or health club membership, life insurance, medical, health and disability insurance and other benefits generally available to all Company employees (collectively referred to herein as the “Other Employee Benefits”).  The employment agreements also contain customary confidentiality and non-competition provisions.  The non-competition restrictions are enforceable during the term of the employment agreement and for one year thereafter.

The employment agreements may be terminated (i) by the Company without “cause” (as defined below) upon 30 days prior written notice, (ii) by the employee for “good reason” (as defined below) upon 30 days prior written notice, (iii) by the Company with “cause” subject to the employee’s right to cure within 30 days, (iv) upon the employee’s death or permanent disability or (v) by the employee without “good reason” upon 30 days prior written notice.

Upon termination by the Company without “cause” or termination by the employee for “good reason,” (i) the employee may elect to (A) continue to be paid his then-current base salary and receive the Other Employee Benefits through the expiration of the four-year term then in effect (without giving effect to any further extensions thereof), or (B) be paid a lump sum amount equal to his then-current base salary through the expiration of the four-year term then in effect (without giving effect to any further extensions thereof), and (ii) all outstanding equity awards held by the employee become fully vested and exercisable.  Upon termination by the Company with “cause,” death or disability, or termination by the employee without “good reason,” the employee is entitled to his earned, but unpaid, base salary and any payments he is entitled to under applicable employee benefit plans.

Under the employment agreements, “cause” means, as determined by the Board of Directors in its sole judgment:

•                                          conviction of or a plea of nolo contendere to the charge of a felony, which, through the lapse of time or otherwise, is not subject to appeal;

•                                          willful refusal, without proper legal cause, to perform, or gross negligence in performing, the employee’s duties and responsibilities;

•                                          material breach of fiduciary duty to the Company through the misappropriation of Company funds or property; or

•                                          the unauthorized absence of the employee from work, other than for sick leave or disability, for a period of 30 or more working days during any period of 45 working days.

Under the employment agreements, “good reason” means:

•                                          removal from the offices the employee holds on the date of the employment agreement or a material reduction in the employee’s authority or responsibility, including without limitation, involuntary removal from the Board of Directors, but not including termination of employment for “cause;” or

•                                          material breach of the employment agreement by the Company.

The employment agreements further provide that if the employee at any time within one year of a “change of control” (as defined below) is terminated (i) by the Company (or its successor) other than for “cause” (which is generally defined for this purpose as a conviction of or a plea of nolo contendere to the charge of a felony that is not subject to appeal or a material breach of fiduciary duty to the Company through misappropriation of Company funds or property), or (ii) by the employee for “good reason” (which is generally defined for this purpose as removal from the offices the employee holds on the date of the employment agreement, a material reduction in the employee’s authority or responsibility, including without limitation, involuntary removal from the Board of Directors, relocation of the Company’s headquarters, a reduction in employee’s compensation, or the Company otherwise breaches the employment agreement), then (A) the employee may elect to (1) continue to be paid his then-current base salary through the expiration of the four-year term then in effect (without giving effect to any further extensions thereof), or (2) be paid a lump sum amount equal to his then-current base salary through the expiration of the four-year term then in effect (without giving effect to any further extensions thereof), (B) all outstanding equity awards held by the employee become fully vested and exercisable, (C) the employee is entitled to continue to receive the Other Employee Benefits through the expiration of the four-year term then in effect (without giving effect to any further extensions thereof), and (D) the employee is entitled to an additional payment equal to the maximum amount that could be made to the employee without triggering an excess parachute payment under Section 280G(b) of the Internal Revenue Code and the resulting excise tax under Section 4999 of the Internal Revenue Code.  In the event that any payments made in connection with a “change of control” are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (together with any interest, penalties and additional amounts), then employee is entitled to be reimbursed for such excise tax, interest, penalties and additional amounts.  It is the intent of the employment agreements that the employees will receive the maximum payment amount in connection with a “change of control” without creating an excess parachute payment under Section 280G(b).

Under the employment agreements, “change of control” means:

•                                          more than 30% of the combined voting power of the Company’s then outstanding securities is acquired, directly or indirectly, by any person;

•                                          at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

•                                          the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

•                                          the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.

Martin A. Naegelin, Jr., Daryl J. Gorup and David C. Orf

On February 23, 2007, the Company entered into new employment agreements with Martin A. Naegelin, Jr., Daryl J. Gorup and David C. Orf.  The employment agreements provide for Messrs. Naegelin, Gorup and Orf to receive an annual base salary of $248,200, $264,000 and $260,181, respectively, which is subject to periodic review and upward adjustment in the Board of Directors’ discretion.  Mr. Naegelin’s base salary has subsequently been increased to $300,000.  The employees are also eligible to receive a performance bonus, as determined by the Board of Directors in its sole discretion, and medical, health, disability and other benefits generally available to all Company employees.  The employment agreements also contain customary confidentiality, non-competition and non-solicitation provisions.  The non-competition and non-solicitation restrictions are enforceable during the term of the employment agreement and for one year thereafter.

Under the terms of the employment agreements, the employees may be terminated (i) by the Company or the employee without “cause” (as defined below) upon 12 months prior written notice, (ii) by the Company for “cause” or (iii) upon the employee’s death or disability.  Upon termination by the Company or employee without “cause,” the employee is entitled to his earned, but unpaid, base salary though the date of termination.  However, the Company may elect to terminate the employee prior to the expiration of the 12-month notice period in exchange for (i) a lump sum payment equal to the sum of (A) his earned, but unpaid, base salary through the date of early termination, (B) 12 months of the employee’s then-effective base salary, and (C) 50% of the employee’s performance bonus for the fiscal year immediately preceding his termination, (ii) continuing the employee’s health care coverage under the Company’s group health insurance program for 12 months, with the Company paying all of the premiums associated therewith.  Upon termination by the Company for “cause,” death or disability, the employee is entitled to his earned, but unpaid, base salary though the date of termination.

Under the employment agreements, “cause” means, as determined by the Board of Directors in its sole judgment:

•                                          employee breaching the terms of the employment agreement;

•                                          employee’s conviction of a felony;

•                                          employee failing, after at least one warning, to perform duties assigned under the employment agreement (other than a failure due to death or physical or mental disability);

•                                          employee intentionally engaging in conduct that is demonstrably and materially injurious to the Company;

•                                          employee committing fraud or theft of personal property or Company property from Company premises;

•                                          employee falsifying Company documents or records;

•                                          employee engaging in acts of gross carelessness or willful negligence to endanger life or property on Company premises;

•                                          employee using, distributing or being under the influence of illegal drugs, alcohol or any other intoxicant on Company premises;

•                                          employee possessing or storing hand guns on Company premises; or

•                                          employee intentionally violating state, federal or local laws and regulations.

The form of stock option agreement used by the Company in connection with all stock option awards to employees, including the named executive officers, provides that upon an employee’s “retirement” (as defined below) and for so long as the employee does not become employed by a competitor of the Company subsequent to such retirement, the employee’s stock options will continue to vest pursuant to their vesting schedule but in no event after the expiration of the stock options.  The form of stock option agreement defines “retirement” as the employee terminating his or her relationship with the Company following at least 10 years of service and after reaching the age of 60.  Additionally, upon any employee’s death or disability, the employee’s outstanding stock options will continue to vest for one year thereafter, at which time the employee or the representative of their estate must exercise all vested options, unless the option expires pursuant to its terms prior thereto.

The table below quantifies the potential payments to the named executive officers upon termination of their employment, including termination following a “change of control” of the Company.

2006 POTENTIAL PAYMENTS UPON TERMINATION (1)

Name	Benefit	Termination w/o Cause ($)		Termination w/ Good Reason ($)		Voluntary Termination ($)		Death/ Disability ($)		Retirement ($)		Termination upon Change of Control ($) (2)

W. Marvin Rush	Severance	3,101,918	(3)	3,101,918	(3)	—		—		—		4,944,781	(4)
	Stock option vesting	879,029	(5)	879,029	(5)	—		583,112	(6)	879,029	(7)	879,029	(5)
	Continued personal benefits	337,230	(8)	337,230	(8)	—		—		—		337,230	(8)
	280G Gross-Up (9)	—		—		—		—		—		—
Total		4,318,177		4,318,177				583,112		879,029		6,161,040
W.M. “Rusty” Rush	Severance	2,012,800	(10)	2,012,080	(10)	—		—		—		2,941,683	(11)
	Stock option vesting	640,922	(12)	640,922	(12)	—		382,104	(6)	—		640,922	(12)
	Continued personal benefits	151,470	(13)	151,470	(13)	—		—		—		151,470	(13)
	280G Gross-Up (9)	—		—		—		—		—		—
Total		2,805,192		2,805,192				382,104				3,734,075
Martin A. Naegelin, Jr.	Severance	345,700	(14)(18)	—		345,700	(14)(18)	—		—		—
	Stock option vesting	—		—		—		154,367	(6)	—		—
	Continued health care benefits	7,889	(15)(18)	—		7,889	(15)(18)	—		—		—
Total		353,589				353,589		154,367
Daryl J. Gorup	Severance	361,500	(16)(18)	—		361,500	(16)(18)	—		—		—
	Stock option vesting	—		—		—		187,200	(6)	—		—
	Continued health care benefits	18,972	(15)(18)	—		18,972	(15)(18)	—		—		—
Total		380,472				380,472		187,200
David C. Orf	Severance	357,681	(17)(18)	—		357,681	(17)(18)	—		—		—
	Stock option vesting	—		—		—		187,200	(6)	—		—
	Continued health care benefits	11,984	(15)(18)	—		11,984	(15)(18)	—		—		—
Total		369,665				369,665		187,200

(1)                                  Amounts reflected in the table were calculated assuming a December 29, 2006 termination date, which was the last business day of the 2006 fiscal year.  Each named executive officer is entitled to receive amounts earned during the term of his employment regardless of the manner in which he is terminated.  These amounts include base salary, unused vacation pay and other benefits entitled to under applicable employee benefit plans, and are not reflected in the table.  The table reflects only the additional compensation and benefits the named executive officers are estimated to receive upon termination.  The actual amounts to be paid to an officer can only be determined at the time of his actual termination.

(2)                                  W. Marvin Rush and W.M. “Rusty” Rush are entitled to the below severance and other benefits only if their employment is terminated within one year of a “change of control” of the Company, by the Company other than for “cause,” or by themselves with “good reason.”  Except for W. Marvin Rush and W.M. “Rusty” Rush, no other named executive officer is entitled to any payments upon a “change of control” of the Company.

(3)                                  The amount reflects W. Marvin Rush’s current base salary through the expiration of his employment agreement’s four-year term.

(4)                                  The amount reflects (i) W. Marvin Rush’s current base salary through the expiration of his employment agreement’s four-year term ($3,101,918), plus (ii) an additional payment of $1,842,863 to bring his total change of control compensation to the maximum amount payable without creating an excess parachute payment under Section 280G(b) of the Internal Revenue.

(5)                                  The amount reflects the value of accelerating W. Marvin Rush’s unvested stock options upon termination.  This value is based upon the closing sale price of the Company’s Class A and Class B Common Stock, as applicable, on December 29, 2006 of $16.92 and $15.78, respectively.

(6)                                  The amount reflects the value of unvested stock options held by the respective named executive officer on December 29, 2006 that would generally continue to vest for one year following his death or disability in accordance with their original vesting schedule.  This value is based upon the closing sale price of the Company’s Class A and Class B Common Stock, as applicable, on December 29, 2006 of $16.92 and $15.78, respectively.

(7)                                  The amount reflects the value of unvested stock options held by W. Marvin Rush on December 29, 2006 that would generally continue to vest upon “retirement” in accordance with their original vesting schedule.  This value is based upon the closing sale price of the Company’s Class A and Class B Common Stock, as applicable, on December 29, 2006 of $16.92 and $15.78, respectively.  None of the other named executive officers have met the age limit to qualify for this benefit under the Company’s form of stock option agreement.

(8)                                  The amount reflects the Company’s estimated cost to continue the Other Employee Benefits for the expiration of W. Marvin Rush’s employment agreement’s four-year term.  These estimated costs were based upon the Company’s actual costs in providing the benefits in 2006.

(9)                                  It is not anticipated that a Section 280G excise tax gross-up payment would be required assuming termination at December 29, 2006.  The Section 280G excise tax gross-up payment on an actual “change of control” may differ based on factors such as transaction price, timing of employment termination and payments, methodology for valuing stock options, future stock option exercises, changes in compensation, and reasonable compensation analyses the Company is required to make.

(10)                            The amount reflects W.M. “Rusty” Rush’s current base salary through the expiration of his employment agreement’s four-year term.

(11)                            The amount reflects (i) W.M. “Rusty” Rush’s current base salary through the expiration of his employment agreement’s four-year term ($2,012,800), plus (ii) an additional payment of $928,883 to bring his total change of control compensation to the maximum amount payable without creating an excess parachute payment under Section 280G(b) of the Internal Revenue.

(12)                            The amount reflects the value of accelerating W.M. “Rusty” Rush’s unvested stock options upon termination.  This value is based upon the closing sale price of the Company’s Class A and Class B Common Stock, as applicable, on December 29, 2006 of $16.92 and $15.78, respectively.

(13)                            The amount reflects the Company’s estimated cost to continue the Other Employee Benefits for the expiration of W.M. “Rusty” Rush’s employment agreement’s four-year term.  These estimated costs were based upon the Company’s actual costs in providing the benefits in 2006.

(14)                            The amount reflects the sum of Mr. Naegelin’s annual base salary ($248,200), plus 50% of his 2005 performance bonus ($97,500).

(15)                            The amount reflects the estimated premiums for one year of health insurance coverage, which was based upon the Company’s health care costs at December 29, 2006.

(16)                            The amount reflects the sum of Mr. Gorup’s annual base salary ($264,000), plus 50% of his 2005 performance bonus ($97,500).

(17)                            The amount reflects the sum of Mr. Orf’s annual base salary ($260,181), plus 50% of his 2005 performance bonus ($97,500).

(18)                            Under the terms of Messrs. Naegelin’s, Gorup’s and Orf’s employment agreements, they may be terminated by the Company or by themselves without “cause” upon 12 months prior written notice.  Messrs. Naegelin, Gorup and Orf are only entitled the severance and continued health care benefits set forth in the table if the Company terminates their employment prior to the expiration of the 12-month notice period.  If Messrs. Naegelin’s, Gorup’s and Orf’s employment is continued during the 12-month notice period they are not entitled to any severance and continued health care benefits.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.  Based upon this review and these discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

Harold D. Marshall, Chairperson

Thomas A. Akin
Ronald J. Krause

John D. Rock

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during 2006 were Harold D. Marshall, Chairperson, Thomas A. Akin, Ronald J. Krause and John D. Rock, none of whom have ever been an officer of the Company or any of its subsidiaries.  None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee.  In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership on Forms 3, 4 and 5 with the SEC.  These reporting persons are required by the SEC regulations to furnish the Company with copies of all Forms 3, 4 and 5 they file.

Based solely on review of the Section 16(a) forms received by the Company, or written representations from reporting persons that no such forms were required to be filed, as applicable, the Company believes that the reporting persons complied with all of the Section 16(a) filing requirements during the 2006 fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Under Article 21.14 of the Texas Insurance Code (the “TIC”), every officer, director and shareholder of a corporation licensed to act as a local recording agent must be individually licensed to act as an insurance agent.  An insurance agent is required to be a resident of the State of Texas and pass an examination for a local recording insurance agent’s license.  W. Marvin Rush, our Chairman, is licensed to act as an insurance agent in the State of Texas and is therefore qualified to act as the shareholder, director and officer of Associated Acceptance, Inc. (“AA”), the corporation currently affiliated with the Company that is licensed to act as a local recording agent.  The Company has acquired, as a wholly owned subsidiary, a managing general agent (the “MGA”) licensed under Article 21.07-3 of the TIC to manage all of the operations of AA.  In addition to managing AA, the MGA is qualified to receive any and all commission income that is otherwise payable to AA.  The MGA, W. Marvin Rush and AA have each entered into agreements pursuant to which (i) the MGA manages all operations of AA, (ii) all of the income of AA is paid to the MGA, (iii) the Company transfers such funds to AA as necessary for its operation, and (iv) Mr. Rush has granted the MGA the right to transfer legal ownership of the shares of capital stock of AA at any time to anyone designated by the MGA.  Mr. Rush continues to own all of the outstanding stock of AA, subject to his agreements with the MGA prohibiting the transfer of such capital stock.

A subsidiary of the Company has borrowed money from Texstar National Bank (“Texstar”).  W. Marvin Rush, our Chairman, W.M. “Rusty” Rush, our President and Chief Executive Officer, Daryl J. Gorup, our Senior Vice President—Dealership Operations, and our non-employee directors, including: Ronald J. Krause, Harold D. Marshall, John D. Rock and Thomas A. Akin own 57.47%, 1.95%, 0.41%, 5.00%, 2.05%, 0.69% and 0.41%, respectively, of Texstar’s capital stock.  W. Marvin Rush, W.M. “Rusty” Rush and Thomas A. Akin are also members of Texstar’s Board of Directors.  The Company’s loans with Texstar (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the lender; and (iii) did not involve more than the normal risk of collectability or present other unfavorable features.  As of April 11, 2007, the total principal outstanding under all of these loans totaled $673,533.  In December 2006, Texstar and the Company entered into a five-year lease agreement, pursuant to which Texstar is leasing office space from a subsidiary of the Company on arms-length terms at a monthly rate of $12,153.  Upon termination of the initial five-year term, Texstar has the option to extend the lease agreement for an additional five-year term.  Texstar made lease payments totaling $8,912 in 2006.

The Company owns and operates a jet aircraft in connection with its business.  The Company generally limits usage of the aircraft to the Chairman and to the Chief Executive Officer for personal purposes to the extent the aircraft is not being utilized for Company business.  While the Company does not charge for such use of its aircraft for personal purposes, it does report as taxable income to the Internal Revenue Service the value of the transportation services rendered based upon Internal Revenue Service formulas.

Former Executive Vice President and member of the Company’s Board of Directors, Robin M. Rush, left the Company in June 2003.  Robin M. Rush is the son of W. Marvin Rush and brother of W.M. “Rusty” Rush.  Pursuant to his employment agreement, Robin M. Rush elected to receive a continuation of his base salary and benefits available to other employees through the unexpired term of his employment agreement of four years.  Robin M. Rush received severance benefits totaling $272,502 during 2006.

The Company’s Audit Committee reviews and approves all “related-person transactions” (as defined by the SEC) as required by the NASDAQ® Global Select Market and the applicable rules of the SEC.  The Audit Committee periodically reassesses these transactions to ensure their continued appropriateness.  These responsibilities are set forth in the Audit Committee charter.  All of the above transactions have been previously approved by the Board of Directors.

PROPOSALS FOR 2008 ANNUAL MEETING

The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Exchange Act (“Rule 14a-8”) for inclusion in the Company’s proxy statement for its 2008 Annual Meeting of Shareholders is December 27, 2007.  The proposal should be sent to the Secretary of the Company.  For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at the 2008 Annual Meeting of Shareholders, timely notice thereof must be received by the Company no earlier than December 27, 2007, and no later than January 28, 2008.

OTHER MATTERS

As of the date of this proxy statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above.  However, if any other matters should properly come before the Annual Meeting to be held on May 22, 2007 it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

An electronic copy of our Annual Report on Form 10-K filed with the SEC on March 15, 2007 is available free of charge on our website at www.rushenterprises.com.  A paper copy of the Annual Report on Form 10-K may be obtained upon written request to:

Rush Enterprises, Inc.
555 IH 35 South
New Braunfels, Texas 78130
Attention: Chief Compliance Officer

By Order of the Board of Directors,

W. MARVIN RUSH

Chairman

San Antonio, Texas

April 16, 2007

Appendix A

RUSH ENTERPRISES, INC.
2007 LONG-TERM INCENTIVE PLAN

ARTICLE 1

GENERAL PLAN INFORMATION

1.1                                 Background.  The Plan permits the grant to Employees of cash and equity-based incentive compensation opportunities, including Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Options, including ISOs, NQSOs, and Other Awards such as Stock Appreciation Rights and Cash Incentive Awards.

1.2                                 Objectives.  The objectives of the Plan are to optimize the profitability and growth of the Company through long-term incentives that are consistent with the Company’s goals and that link the interests of Participants to those of the Company’s shareholders; to provide Participants with incentives for excellence in individual performance; to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants who make significant contributions to the Company’s success; and to allow Participants to share in the success of the Company.

1.3                                 Duration of the Plan.  The Plan shall be effective on the date on which it is approved by shareholders.  The Plan shall remain in effect until terminated pursuant to Article 16, subject to the right of the Committee to amend or terminate the Plan at any time or until there are no more Shares available for issuance under the Plan and all cash Awards have been paid or forfeited, pursuant to the Plan’s provisions.

ARTICLE 2

DEFINITIONS

As used herein, the masculine includes the feminine and the singular includes the plural, and vice versa, and the following terms shall have the meanings set forth below, unless otherwise clearly required by the context.

2.1                                 “Award” means a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, and Other Awards.

2.2                                 “Award Agreement” means an agreement entered into by the Company and a Participant, or another instrument prepared by the Company in lieu of such an agreement, setting forth the terms and conditions applicable to an Award pursuant to the Plan.  An Award Agreement may be in hard copy, electronic form or such other form as the Company may permit.

2.3                                 “Board” means the Board of Directors of the Company.

2.4                                 “Cash Incentive Award” means a performance-based cash incentive Award granted pursuant to Section 9.5.

2.5                                 “Change of Control” unless otherwise defined by the Committee shall be deemed to have occurred if and when, after the Effective Date—

(a)                                  any “Person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than W. Marvin Rush or W.M. “Rusty” Rush, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company’s then outstanding securities;

(b)                                 at any time during the 24-month period after a tender offer, merger, consolidation, sale of assets or contested election, or any combination of such transactions, at least a majority of the Board of Directors shall cease to consist of “continuing directors” (meaning directors of the Company who either were directors prior to such transaction or who subsequently became directors and whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors prior to such transaction);

(c)                                  the Company’s shareholders approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(d)                                 the Company’s shareholders approve a plan of complete liquidation of the Company or an agreement of sale or disposition of all or substantially all of the Company’s assets.

2.6                                 “Code” means the Internal Revenue Code of 1986, as amended.

2.7                                 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan and Awards to Participants who are Employees.

2.8                                 “Company” means Rush Enterprises Inc., a Texas corporation, and any successor thereto.

2.9                                 “Disability” means, unless otherwise determined by the Committee, a recipient’s absence from employment or other service for at least one hundred eighty (180) days in any twelve (12) month period as a result of his or her incapacity due to physical or mental illness, as determined by the Committee.

2.10                           “Effective Date” means the date the Plan becomes effective in accordance with Section 1.3.

2.11                           “Employee” means any employee or consultant of the Company or a Subsidiary.

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2.12                           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13                           “Fair Market Value” means, as of any date, the value of the respective class of Shares determined as follows:

(a)                                  if the respective Shares are listed on any established stock exchange or a national market system, including without limitation, Nasdaq Global Select Market, Nasdaq Global Market or Nasdaq Capital Market, its fair market value will be the closing sales price of such respective Shares (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange or system with the greatest volume of trading in the respective Shares) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Committee or Board deems reliable; or

(b)                                 if the respective Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, the fair market value of such respective Shares will be the mean between the high bid and high asked prices for such Shares on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee or the Board deems reliable; or

(c)                                  in the absence of an established market for such respective Shares of the type described in (a) and (b), above, the fair market value thereof will be determined by the Committee or the Board in good faith.

2.14                           “ISO” means an Option that is designated by the Committee as an “incentive stock option” within the meaning of Section 422 of the Code.

2.15                           “NQSO” means an Option that is not designated by the Committee as an ISO.

2.16                           “Option” means an incentive stock option or a nonqualified stock option granted pursuant to the Plan.

2.17                           “Other Award” means an Award granted to a Participant pursuant to Article 9.

2.18                           “Participant” means an Employee who has been selected to receive an Award or who holds an outstanding Award.

2.19                           “Performance-Based Exception” means the performance-based exception from the tax deductibility limitation imposed by Code Section 162(m), as set forth in Code Section 162(m)(4)(C).

2.20                           “Performance Share” means an Award granted pursuant to Article 8, which, on the date of grant, shall have a value equal to the Fair Market Value of a Share on that date.

2.21                           “Performance Unit” means an Award granted pursuant to Article 8, which shall have an initial value established by the Committee on the date of grant.

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2.22                           “Plan” means the Rush Enterprises, Inc. Long-Term Incentive Plan, as it is set forth herein and as it may be amended and restated from time to time.

2.23                           “Restricted Stock” means an Award granted pursuant to Section 7.1.

2.24                           “Restricted Stock Unit” means an Award granted pursuant to Section 7.5.

2.25                           “Restricted Period” means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or the occurrence of other events determined by the Committee in its discretion) and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7.

2.26                           “Share” means a share of the Company’s Class A Common Stock, $.01 par value per share, or a share of the Company’s Class B Common Stock, $.01 par value per share, as the case may be.

2.27                           “Share Pool” means the number of Shares available under Section 4.1, as adjusted pursuant to Section 4.3.

2.28                           “Stock Appreciation Right” or “SAR” means an Award, granted either alone or in connection with a related Option, pursuant to the terms of Article 9.

2.29                           “Subsidiary” means (a) a corporation, partnership, joint venture, or other entity in which the Company has a direct or indirect ownership interest of at least fifty percent (50%), and (b) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership interest of less than fifty percent (50%) but which, in the discretion of the Committee, is treated as a Subsidiary for purposes of the Plan; provided that the Shares subject to any Award constitute “service recipient stock” for purposes of Section 409A of the Code or otherwise do not subject the Award to Section 409A of the Code.

2.30                           “Ten Percent Shareholder” means a Participant who owns stock of the Company possessing more than ten percent of the total combined voting of all classes of stock of the Company or its parent or subsidiary corporation (within the meaning of Section 422(b) of the Code).

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ARTICLE 3

ADMINISTRATION

3.1                                 General.  Except as otherwise determined by the Board in its discretion, the Plan shall be administered by the Committee; provided, that, the Board may, in its sole discretion, make awards under the Plan.  The Committee shall consist exclusively of two (2) or more non-employee directors within the meaning of the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act who also qualify as outside directors within the meaning of Code Section 162(m) and the related regulations under the Code.  The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board.

3.2                                 Authority of the Committee.  Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions hereof, the Committee shall have full power in its discretion to select Employees who shall participate in the Plan; determine the sizes and types of Awards; determine the terms and conditions of Awards in a manner consistent with the Plan; construe and interpret the Plan and any Award Agreement or other agreement or instrument entered into or issued under the Plan; establish, amend, or waive rules and regulations for the Plan’s administration; amend the terms and conditions of any outstanding Award; determine whether and on what terms and conditions outstanding Awards will be adjusted for dividend equivalents (i.e., a credit, made at the discretion of the Committee, to the account of a Participant in an amount equal to the cash dividends paid on one Share for each Share represented or covered by an outstanding Award held by the Participant); and establish a program pursuant to which designated Participants may receive an Award under the Plan in lieu of compensation otherwise payable in cash.  Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan.

3.3                                 Delegation of Authority.  Subject to the requirements of applicable law, the Committee may delegate to any person or group or subcommittee of persons (who may, but need not be members of the Committee) such Plan-related functions within the scope of its responsibility, power and authority as it deems appropriate.  Without limiting the foregoing, the Committee may delegate administrative duties to such person or persons as it deems appropriate.  The Committee may not delegate its authority with respect to (a) non-ministerial actions with respect to individuals who are subject to the reporting requirements of Section 16(a) of the Exchange Act; (b) non-ministerial actions with respect to Awards that are intended to qualify for the Performance-Based Exception; and (c) certifying the satisfaction of performance goals and other material terms attributable to Awards intended to qualify for the Performance-Based Exception.

3.4                                 Decisions Binding.  All determinations and decisions made by the Committee, and all related orders and resolutions of such committee shall be final, conclusive, and binding on all persons.

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3.5                                 Performance-Based Awards.  For purposes of the Plan, it shall be presumed, unless the Committee indicates to the contrary, that all Awards to Employees are intended to qualify for the Performance-Based Exception.  If the Committee does not intend an Award to an Employee to qualify for the Performance-Based Exception, the Committee shall reflect its intent in its records in such manner as the Committee determines to be appropriate.

ARTICLE 4

SHARES SUBJECT TO THE PLAN
AND MAXIMUM AWARDS

4.1                                 Number of Shares Issuable under the Plan.  Shares that may be issued pursuant to Awards may be either authorized and unissued Shares, or authorized and issued Shares held in the Company’s treasury, or any combination of the foregoing.  Subject to adjustment as provided in Section 4.3, there shall be reserved for issuance under Awards 1,700,000 (one million seven hundred thousand) shares of Class A Common Stock and 300,000 (three hundred thousand) shares of Class B Common Stock.  For the purposes hereof, the following Shares covered by previously-granted Awards will be deemed not to have been issued under the Plan and will remain in the Share Pool: (a) Shares covered by the unexercised portion of an Option or SAR that terminates, expires, is canceled or is settled in cash, (b) Shares forfeited or repurchased under the Plan, (c) Shares covered by Awards that are forfeited, canceled, terminated or settled in cash, (d) Shares withheld in order to pay the exercise or purchase price under an Award or to satisfy the tax withholding obligations associated with the exercise, vesting or settlement of an Award, and (e) Shares subject to SARs or a similar Award but not actually delivered in connection with the exercise or settlement of the Award.

4.2                                 Individual Award Limitations.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year under the Plan with respect to Options or SARs shall be 100,000.  The maximum aggregate number of Shares that may be granted to any one Participant in any one year with respect to Restricted Stock or Restricted Stock Units shall be 100,000.  The maximum aggregate number of Shares that may be received by any one Participant in any one year with respect to Performance Shares or Performance Units shall be 100,000.  The maximum aggregate amount of cash that may be received by any one Participant in any one year with respect to Cash Incentive Awards shall be $5,000,000.

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4.3                                 Adjustments in Authorized Shares.  In the event of any change in corporate capitalization, such as a stock split, or a corporate transaction, such as any merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, such adjustment shall be made in the number and class of Shares available for grant under Section 4.1, in the number and class of and/or price of Shares subject to outstanding Awards, and in the per-Participant Award limits set forth in Section 4.2 hereof, as may be determined to be appropriate and equitable by the Committee, in its discretion, to prevent dilution or enlargement of the benefits available under the Plan and of the rights of Participants; provided, that, the number of Shares subject to any Award shall always be a whole number.  In a stock-for-stock acquisition of the Company, the Committee may, in its discretion, substitute securities of another issuer for any Shares subject to outstanding Awards.

ARTICLE 5

ELIGIBILITY AND PARTICIPATION

5.1                                 Eligibility.  All Employees are eligible to participate in the Plan.  Only employees of the Company or a Subsidiary may be granted ISOs.

5.2                                 Actual Participation.  Subject to the provisions of the Plan, the Committee may, from time to time, select from all Employees those to whom Awards shall be granted and shall determine the nature and size of each Award.

ARTICLE 6

STOCK OPTIONS

6.1                                 Grant of Options.  Subject to the terms of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee.

6.2                                 Option Exercise Price.  The Option exercise price under each Option shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the Option is granted.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option exercise price under each ISO shall not be less than one hundred percent (110%) of the Fair Market Value of the respective Share on the date the Option is granted.  The Committee may not re-price a previously granted Option.  The Board and the Committee may not reprice Options or SARs granted under the Plan, either by amending an existing award agreement or by substituting a new Award at a lower price.

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6.3                                 Term of Options.  Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided that no Option shall be exercisable after the tenth (10th) anniversary of its date of grant.  Notwithstanding the foregoing, in the case of an ISO granted to a Ten Percent Shareholder, the Option shall not be exercisable after the fifth (5th) anniversary of its date of grant.

6.4                                 Exercise of Options.  Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Participant.  Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

6.5                                 Payment.  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise as follows:

(a)                                  in cash or its equivalent;

(b)                                 at the discretion of the Committee, in Shares having a Fair Market Value equal to the aggregate Option exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that such Shares have been held by the Participant for no less than six months;

(c)                                  at the discretion of the Committee, partly in cash (or its equivalent) and partly in Shares;

(d)                                 through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option exercise price for the Shares being purchased; or

(e)                                  through such other means as shall be prescribed in the Award Agreement or by the Committee or the Board.

Subject to any governing rules or regulations, as soon as practicable after receipt of a written notification of exercise and full payment of the Option exercise price, the Company may deliver to the Participant, in the Participant’s name (or, at the direction of the Participant, jointly in the names of the participant and the Participant’s spouse), one or more Share certificates for the Shares purchased under the Option(s).

6.6                                 Limitations on ISOs.  Notwithstanding anything in the Plan to the contrary, to the extent required from time to time by the Code and/or applicable regulations, the following additional provisions shall apply to the grant of Options that are intended to qualify as ISOs:

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(a)                                  Fair Market Value Limitation.  The aggregate Fair Market Value (determined as of the date the ISO is granted) of the Shares with respect to which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company (or any parent or subsidiary corporation within the meaning of Code Section 424) shall not exceed one hundred thousand dollars ($100,000) or such other amount as may subsequently be specified by the Code and/or applicable regulations; provided, that, to the extent that such limitation is exceeded, any Options on Shares with a Fair Market Value in excess of such amount shall be deemed to be NQSOs.

(b)                                 Code Section 422.  ISOs shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify as incentive stock options under Section 422 of the Code.  Moreover, no ISOs may be granted more than ten (10) years from the earlier of the date on which the Plan was adopted by the Board or the date the Plan received shareholder approval.

ARTICLE 7

RESTRICTED STOCK AND
RESTRICTED STOCK UNITS

7.1                                 Grant of Restricted Stock.  Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Participants in such amounts as the Committee shall determine.

7.2                                 Restrictions.

(a)                                  The Committee shall impose such conditions and/or restrictions on any Shares of Restricted Stock as the Committee may determine including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, transfer restrictions, restrictions based upon the achievement of specific performance goals, time-based restrictions, and/or restrictions under applicable federal or state securities laws.

(b)                                 The Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied.

(c)                                  Except as otherwise provided in this Article, Shares of Restricted Stock that have not yet been forfeited or canceled shall become freely transferable (subject to any restrictions under applicable securities laws) by the Participant after the last day of the applicable Restriction Period.

7.3                                 Voting Rights.  Participants holding Shares of Restricted Stock may be granted full voting rights with respect to those Shares during the Restriction Period.

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7.4                                 Dividends and other Distributions.  At the discretion of the Committee, during the Restriction Period, Shares of Restricted Stock may be credited with regular cash dividends paid with respect to such Shares.  The Committee may apply any restrictions to the dividends that the Committee deems appropriate.  Without limiting the generality of the preceding sentence, if the grant or vesting of Restricted Stock is designed to comply with the requirements of the Performance-Based Exception, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to such Restricted Stock, so that the dividends and/or the Restricted Stock shall be eligible for the Performance-Based Exception.

7.5                                 Restricted Stock Units.  In lieu of or in addition to any Awards of Restricted Stock, the Committee may grant Restricted Stock Units to any Participant, subject to the terms and conditions of this Article being applied to such Awards as if those Awards were for Restricted Stock and subject to such other terms and conditions as the Committee may determine (including, but not limited to, requiring or permitting deferral of the payment of such Awards after the time that Participants become vested in them, notwithstanding any provision to the contrary in Section 7.2 above).  Each Restricted Stock Unit shall have the value of one respective Share.  Restricted Stock Units may be paid at such time as the Committee may determine in its discretion, and payments may be made in a lump sum or in installments, in cash, Shares, or a combination thereof, as determined by the Committee in its discretion.

ARTICLE 8

PERFORMANCE UNITS AND PERFORMANCE SHARES

8.1                                 Grant of Performance Units/Shares.  Subject to the terms of the Plan, Performance Units, and/or Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2                                 Value of Performance Units/Shares.  Each Performance Unit shall have an initial value that is established by the Committee at the time of grant.  Each Performance Share shall have an initial value equal to the Fair Market Value of the respective Share on the date of grant.  The Committee shall set performance goals in its discretion that, depending on the extent to which they are met, shall determine the number and/or value of Performance Units/Shares that shall be paid out to the Participant.

8.3                                 Earning Performance Units/Shares.  Subject to the terms of the Plan, after the applicable performance period has ended, the holder of Performance Units/Shares shall be entitled to receive payout with respect to the number and value of Performance Units/Shares earned by the Participant over the performance period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

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8.4           Form and Timing of Payment of Performance Units/Shares.

(a)           Distributions.  Unless the Committee determines otherwise in its discretion, payment of earned Performance Units/Shares shall be made in a single lump sum following the close of the applicable performance period.  Subject to the terms of the Plan, the Committee, in its discretion, may direct that earned Performance Units/Shares be paid in the form of cash or Shares (or in a combination thereof) that have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares on the last trading day immediately before the close of the applicable performance period.  Such Shares may be granted subject to any restrictions deemed appropriate by the Committee.

(b)           Dividends.  At the discretion of the Committee, Participants may be entitled to receive any dividends declared with respect to Shares that have been earned in connection with grants of Performance Units and/or Performance Shares, but not yet distributed to Participants; such dividends may be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Shares covered by Restricted Stock Awards.  In addition, Participants may, at the discretion of the Committee, be entitled to exercise voting rights with respect to such Shares.

ARTICLE 9

OTHER AWARDS

9.1           General.  Subject to the terms of the Plan, the Committee may grant any types of Awards other than those that are specifically set forth in Articles 6 through 8 hereof, including, but not limited to, SARs, Cash Incentive Awards and the payment of Shares in lieu of cash under any Company incentive bonus plan or program.  Subject to the terms of the Plan, the Committee, in its sole discretion, shall determine the terms and conditions of such Other Awards.

9.2           Grant of SARs.  Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee; provided that the SAR exercise price under each SAR shall not be less than one hundred percent (100%) of the Fair Market Value of the respective Share on the date the SAR is granted.  The Committee shall have complete discretion in determining the number of SARs granted to each Participant (subject to Article 4 hereof) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.  The grant price of an SAR shall equal the Fair Market Value of the respective Share on the date of grant of the SAR.

9.3           Term of SARs.  The term of an SAR shall be determined by the Committee, in its discretion; provided that such term shall not exceed ten years.

9.4           Payment of SAR Amount.  Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)           the excess of the Fair Market Value of the respective Share on the date of exercise over the grant price, by

(b)           the number of Shares with respect to which the SAR is exercised.

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At the discretion of the Committee, the payment upon exercise of an SAR may be in cash, in Shares of equivalent Fair Market Value, or in some combination thereof.

9.5           Cash Incentive Awards.  Incentive Awards, including annual incentive Awards and long-term incentive Awards, denominated as cash amounts, may be granted under the Plan, subject to achievement of specified performance goals established by the Committee.  At the expiration of the applicable performance period, the Committee shall determine whether and the extent to which the performance goals are achieved and the extent to which each Cash Incentive Award has been earned.  The amount (if any) payable to a Participant in respect of a Cash Incentive Award will be paid in cash as soon as practicable after such amount is determined, subject to such deferral conditions as may be permitted or prescribed consistent with the requirements of Section 409A of the Code.

ARTICLE 10

AWARD AGREEMENTS

10.1         In General.  Each Award shall be evidenced by an Award Agreement that shall include such provisions as the Committee shall determine and that shall specify—

(a)           in the case of an Option or SAR, the number of respective Shares to which the Option or SAR pertains, the Option exercise price or SAR grant price, the term of the Option or SAR, the schedule on which the Option or SAR becomes exercisable, and, in the case of an Option, whether it is intended to be an ISO or an NQSO;

(b)           in the case of Restricted Stock or Restricted Stock Units, the number of respective Shares of Restricted Stock or Restricted Stock Units granted, the applicable restrictions, and the Restriction Period(s);

(c)           in the case of Performance Units or Performance Shares, the number of Performance Units or Performance Shares granted, the initial value of a Performance Unit (if applicable), and the performance goals; and

(d)           in the case of a Cash Incentive Award, the amount that may be earned and the performance goals.

10.2         Severance from Service.  Each Award Agreement shall set forth the extent to which the Participant shall have rights under the Award following the Participant’s severance from service with the Company and its Subsidiaries.  The Award Agreement may make distinctions based on the reason for the Participant’s severance from service.

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10.3         Restrictions on Transferability.  Subject to the provisions of the Plan, each Award Agreement shall set forth such restrictions on the transferability of the Award and on the transferability of Shares acquired pursuant to the Award as the Committee may deem advisable, including, without limitation, restrictions under applicable securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or then traded, and under any blue sky or state securities laws applicable to such Shares.  In the case of an ISO (and in the case of any other Award, except as otherwise provided in the Award Agreement), a Participant’s Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by the Participant.

10.4         Uniformity Not Required.  The provisions of the Award Agreements need not be uniform among all Awards, among all Awards of the same type, among all Awards granted to the same Participant, or among all Awards granted at the same time.

ARTICLE 11

PERFORMANCE MEASURES

11.1         Performance Criteria.  Unless and until the Company’s shareholders approve a change in the general performance measures set forth in this Article 11, the attainment of which may determine the degree of payout and/or vesting with respect to Awards that are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants may be measured or applied to an individual, a business unit or division, the Company and any one or more of its subsidiaries, or such other operating units as the Compensation Committee may designate, may be expressed in absolute or relative terms, and shall be chosen from among, and may include any combination of, the following:

(a)           income measures (including, but not limited to, gross profit, operating income, earnings before or after taxes, profits before or after taxes, net income or earnings per share);

(b)           return measures (including, but not limited to, return on assets, investment, equity, or sales or pre-tax margin);

(c)           cash flow thresholds;

(d)           cash flow return on investments, which equals net cash flows divided by owners equity;

(e)           gross revenues;

(f)            sales results;

(g)           market share results;

(h)           market value added;

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(i)            debt measures (including, without limitation, debt multiples);

(j)            economic value added; or

(k)           share price (including, but not limited to, growth measures and total shareholder return).

11.2         Adjustments.  The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre-established performance goals; provided that Awards that are designed to qualify for the Performance-Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

11.3         Certification.  In the case of any Award that is granted subject to the condition that a specified performance measure be achieved, no payment under such Award shall be made prior to the time that the Committee certifies in writing that the performance measure has been achieved.  For this purpose, approved minutes of the Committee meeting at which the certification is made shall be treated as a written certification.  No such certification is required, however, in the case of an Award that is based solely on an increase in the value of a Share from the date such Award was made.

ARTICLE 12

BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries to whom any benefit under the Plan is to be paid in case of the Participant’s death before the Participant receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Participant with respect to such benefit, shall be in a form prescribed by the Company, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime.  In the absence of any such designation, any benefits remaining unpaid under the Plan at the Participant’s death shall be paid to the Participant’s estate unless otherwise provided in the Award Agreement.

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ARTICLE 13

DEFERRALS

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due pursuant to the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, the satisfaction of any requirements or goals with respect to Performance Units/Shares, or in connection with any Other Awards, all in accordance with such procedures and upon such terms and conditions as the Committee, acting in its discretion, may prescribe, subject to, and in accordance with, Section 409A of the Code.

ARTICLE 14

NO RIGHT TO EMPLOYMENT OR PARTICIPATION

14.1         Employment.  The Plan shall not interfere with or limit in any way the right of the Company or of any Subsidiary to terminate any Employee’s employment at any time, and the Plan shall not confer upon any Employee the right to continue in the employ of the Company or of any Subsidiary.

14.2         Participation.  No Employee shall have the right to be selected to receive an Award or, having been so selected, to be selected to receive a future Award.

ARTICLE 15

CHANGE OF CONTROL

In the event of a Change of Control, the Board may in its sole discretion direct that (a) all option holders shall be permitted to exercise their outstanding Options and SARs in whole or in part (whether or not otherwise exercisable) immediately prior to such Change of Control; or (b) if, as part of a Change of Control transaction, the shareholders of the Company receive capital stock of another corporation (“Exchange Stock”) in exchange for their Shares (whether or not such Exchange Stock is the sole consideration), the Board may direct that all options and SARs for Shares that are outstanding at the time of the Change of Control transaction shall be converted into options or SARs (as the case may be) for shares of Exchange Stock, such that the vesting and other terms and conditions of the converted options and SARs shall be substantially the same as the vesting and corresponding other terms and conditions of the original options and SARs.  The Board, acting in its discretion, may accelerate vesting of other non-vested awards, and cause cash settlements and/or other adjustments to be made to any outstanding awards (including, without limitation, options and SARs) as it deems appropriate in the context of a Change of Control transaction, taking into account with respect to other awards the manner in which outstanding options and SARs are being treated.  To extent determined by the Committee, any outstanding options and SARs that are not exercised before a Change of Control described in Section 2.5(c) or (d) shall thereupon terminate.

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ARTICLE 16

AMENDMENT AND TERMINATION

16.1         Amendment and Termination.  Subject to the terms of the Plan, the Committee may at any time and from time to time, alter, amend, suspend, or terminate the Plan in whole or in part; provided that, unless the Committee specifically provides otherwise, any revision or amendment that would cause the Plan to fail to comply with any requirement of applicable law, regulation, or rule if such amendment were not approved by the shareholders of the Company shall not be effective unless and until shareholder approval is obtained.

16.2         Term of the Plan.  Unless sooner terminated, the Plan shall terminate on the tenth anniversary of the date of its adoption by the Company’s shareholders.

16.3         Outstanding Awards.  Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, or modification of the Plan shall cause, without the consent of the Participant, any previously granted Awards to be forfeited or altered in a way that adversely affects the Participant.  After the termination of the Plan, any previously granted Award shall remain in effect and shall continue to be governed by the terms of the Plan, the Award, and any applicable Award Agreement.

ARTICLE 17

TAX WITHHOLDING

17.1         Tax Withholding.  The Company and its Subsidiaries shall have the power and the right to deduct or withhold, or to require a Participant to remit to the Company or to a Subsidiary, an amount that the Company or a Subsidiary reasonably determines to be required to comply with federal, state, local, or foreign tax withholding requirements.

17.2         Share Withholding.  With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory withholding tax that could be imposed on the transaction.  All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its discretion, deems appropriate.

ARTICLE 18

SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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ARTICLE 19

LEGAL CONSTRUCTION

19.1         Severability.  If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

19.2         Requirements of Law.  The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

19.3         Section 409A Compliance.  Except as otherwise specifically provided by the Committee at the time an Award is made, any Award providing for a deferral of compensation must satisfy the requirements of Section 409A.  Toward that end, if any payment or benefit received or to be received by a Participant pursuant to an Award would cause the Participant to incur a penalty tax or interest under Section 409A of the Code or any regulations or Treasury Department guidance promulgated thereunder, the Committee may reform the provision(s) of such Award in order to avoid to the maximum extent practicable the incurrence of any such penalty tax or interest.

19.4         Governing Law.  The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Texas (without regard to the legislative or judicial conflict of laws rules of any state), except to the extent superseded by federal law.

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RUSH ENTERPRISES, INC.

PROXY – ANNUAL MEETING OF SHAREHOLDERS –  MAY 22, 2007
This Proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of Rush Enterprises, Inc. (the “Company”) hereby appoints Steven L. Keller and Martin A. Naegelin, Jr., and each of them, with full power of substitution, proxies of the undersigned to vote at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 22, 2007, at 10:00 a.m., local time, at the Plaza Club, Frost National Bank Building, 21st Floor, 100 West Houston Street, San Antonio, Texas 78205, and at any adjournments or postponements thereof, the number of votes that the undersigned would be entitled to cast if personally present, and particularly, without limiting the generality of the foregoing, to vote and act on the following matters and in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.  If no direction is made, this Proxy will be voted FOR the nominees listed in Proposal 1, FOR adoption of the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan in Proposal 2, and FOR ratification of the appointment of Ernst & Young LLP in Proposal 3.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

RUSH ENTERPRISES, INC.

May 22, 2007

Please, date sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
(1) ELECTION OF DIRECTORS			(2) PROPOSAL TO APPROVE THE ADOPTION OF THE RUSH ENTERPRISES, INC. 2007 LONG TERM INCENTIVE PLAN.	☐	☐	☐
Nominees
☐	FOR ALL NOMINEES	W. Marvin Rus
W. M. “Rusty” Rush
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	Ronald J. Krause	(3) PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST& YOUNG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.	☐	☐	☐
John D. Rock
☐	FOR ALL EXCEPT (See instructions below)	Harold D. Marshall
Thomas A. Akin

all as more particularly described in the Proxy Statement dated April 16, 2007, relating to such meeting, receipt of which is hereby acknowledged. The undersigned shareholder also acknowledges receipt of the  Notice of Annual Meeting of Shareholders.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box and indicate your new address in the address space above.  Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:

Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign.   When signing as executor, administrator, attorney, trustee or guardian or in another representative capacity, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If the signer is a partnership, please sign in partnership name by authorized person.